u

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant	☑	Filed by a Party other than the Registrant	◻

Check the appropriate box:

◻	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material under §240.14a-12

ADVANCED ENERGY INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☑	No fee required.
◻	Fee paid previously with preliminary materials.
◻	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Advanced Energy
40 YEARS

2022

Notice of Annual Meeting and Proxy Statement

Powering the 4th Industrial Revolution

A Message from Our CEO

Dear Stockholders:

Please join us at Advanced Energy’s 2022 Annual Meeting of Stockholders at 9:00 a.m., Mountain Daylight Time, on Monday, May 9, 2022, at our offices located at 1595 Wynkoop Street, Suite 800, Denver, Colorado, 80202.

In 2021, we experienced an unprecedented level of demand for Advanced Energy’s industry-leading power conversion and control solutions. The strong demand validates the success of our strategic focus on precision power. Despite industry-wide supply constraints limiting our ability to meet customer demand, our mitigation efforts enabled us to deliver a year of revenue growth and solid profitability.

During 2021, we took several actions to accelerate our growth and scale the company. We expanded the capabilities of our leadership team by bringing in strong and experienced leaders, including a new Chief Operations Officer. We reorganized our product development and marketing teams to increase focus and speed and to better serve our customers. Lastly, we have allocated more engineering and customer facing resources to the Semiconductor, Industrial and Medical markets, accelerating our new product introduction and design wins in these verticals.

As we look forward, we see exciting growth opportunities ahead of us. We enter the new year with record backlog and significant potential earnings power as the supply environment improves. With 70% of our revenue coming from proprietary products, we are strategically targeting long life-cycle markets with our comprehensive portfolio of power solutions. Our customers have come to rely on Advanced Energy’s innovation and technical talent to solve their most challenging power delivery problems. With a strong lineup of differentiated products targeting the right markets, I believe Advanced Energy is well positioned to deliver sustained profitable growth and increasing shareholder value.

On behalf of our employees and the Board of Directors, we thank you for your continued support and confidence.

Best Regards,

Stephen D. Kelley
President and Chief Executive Officer

March 17, 2022

2022 ANNUAL
PROXY STATEMENT

Notice of the Annual Meeting of Stockholders

To be held on May 9, 2022

To Our Stockholders:

You are cordially invited to attend the 2022 annual meeting of stockholders (the “Annual Meeting”) of Advanced Energy Industries, Inc. (“Advanced Energy” or the “Company”). Please see below for the meeting logistics and business matters to be addressed at the Annual Meeting.

Logistics	Items of Business

When
Monday, May 9, 2022, at 9:00 a.m. Mountain Daylight Time

Where
1595 Wynkoop Street

Suite 800

Denver, Colorado 80202

Who Can Vote
All holders of our common stock at the close of business on March 16, 2022

			Board Recommendation	Page
	1	Election of ten (10) directors;	“FOR”	4

	2	Ratification of the appointment of Ernst & Young LLP as Advanced Energy’s independent registered public accounting firm for 2022;	“FOR”	24

	3	Advisory approval of Advanced Energy’s compensation of its named executive officers;	“FOR”	26

	4	Any other matters of business properly brought before the Annual Meeting.		56

	Each of matters 1 through 3 is described in detail in the accompanying proxy statement, dated March 17, 2022.

Your vote is important. All stockholders are cordially invited to attend the Annual Meeting in person. We will follow appropriate health protocols such as mask wearing and social distancing that are applicable and advisable considering the COVID-19 pandemic as it exists on the meeting date. If you do not plan to attend the Annual Meeting and vote your shares of common stock in person, please authorize a proxy to vote your shares in one of the following ways:

	Place your vote via internet at www.proxypush.com/aeis	Call toll-free (if US or Canada) 1-866-390-9955	Mark, date, sign and mail your proxy card in the postage-paid envelope provided

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 9, 2022

This notice for the Annual Meeting, the proxy statement, the proxy card, and the Company’s 2021 Annual Report including the Annual Report on Form 10-K are available online at: www.proxydocs.com/aeis.

Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

By Order of the Board of Directors,

Denver, Colorado	Thomas O. McGimpsey
March 17, 2022	Corporate Secretary

2022 ANNUAL
PROXY STATEMENT

Proxy Summary

The Board of Directors of the Company requests your proxy in connection with the Annual Meeting. This proxy statement and the accompanying proxy card and materials are first being sent to stockholders of Advanced Energy Industries, Inc. or made available electronically on or about March 25, 2022.

This summary highlights key information presented elsewhere in this year’s proxy statement. This section does not contain all the information that you should consider, and you should read the entire proxy statement before voting.

Our Meeting Agenda

PROPOSAL		REFERENCE	BOARD RECOMMENDATION	EFFECT OF BROKER NON-VOTES AND ABSTENTIONS	VOTES REQUIRED FOR APPROVAL
1	Election of ten (10) directors	Page 4	FOR ALL NOMINEES	No Effect	Plurality of votes present (by proxy or in person) - subject to the resignation policy described on Page 15
2	Ratification of the appointment of Ernst & Young LLP as Advanced Energy’s independent registered public accounting firm for 2022	Page 24	FOR	No Effect	Majority of votes cast at the Annual Meeting (by proxy or in person)
3	Advisory approval on the compensation of our named executive officers	Page 26	FOR	No Effect	Majority of votes cast at the Annual Meeting (by proxy or in person)

We do not know of any other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxy holders intend to vote the shares they represent on such matters as the Board of Directors may recommend. The proposed corporate actions on which the stockholders are being asked to vote at the Annual Meeting are not corporate actions for which stockholders of a Delaware corporation have the right to exercise appraisal rights under the Delaware General Corporation Law.

Our Governance Best Practices

WHAT WE DO	WE DO NOT DO

√   To ensure effective management oversight, our Board Governance Guidelines specify that the Chairman of the Board and CEO positions be held by separate persons.

√   A substantial portion of compensation is performance-based.

√   We maintain a highly independent, and increasingly diverse, Board of Directors.

√   We maintain robust stock ownership requirements for directors and executives.

x  There are no interlocking relationships among our directors.

x  There are no excise tax gross-up arrangements with any of our executive officers.

x  We do not guarantee incentive awards.

x  Our policies prohibit hedging or pledging of company stock.

x  We do not provide significant perquisites or separate pension programs to our executive officers.

PRECISION | POWER | PERFORMANCE	1

2022 ANNUAL
PROXY STATEMENT

Advanced Energy’s Environmental, Social and Governance Initiatives

We are dedicated to improving lives through innovation by creating industry-leading power conversion solutions. From smartphone and video streaming to medical equipment and robots, our products and solutions are used to create the essential technologies that touch our everyday life. But how we do business is as important as the products we produce. We drive business success by delighting our customers, empowering our employees, and supporting our communities. Sustainability is key to our strategy in the products we make, the way we operate, and how we govern as a public company. We incorporate environmental, social, and governance (“ESG”) responsibility across our business with the same focus and dedication we approach all our initiatives.

We are excited to share our “value driven” ESG initiatives, areas of focus, and accomplishments. Our results and ongoing efforts related to ESG are an integral part of our commitment to deliver long-term value to our global stakeholders. This commitment is driven from the highest levels of the Company, including our Chief Executive Officer, executive management team, and Board of Directors. We look forward to making a difference in the markets and communities we serve.

In 2020, our Board officially added oversight of the Company’s sustainability program to the Nominating, Governance & Sustainability Committee (“NG&S”). As indicated in its charter, this committee is directed to review the Company’s progress towards achieving its sustainability goals as well as to review environmental, governance, and social trends that could impact the Company’s operations, performance, and reputation. We believe that our goals to increase the energy efficiency of our products, and to improve the efficiency of our operations, reflect our efforts to reduce the environmental impact and carbon emissions that may be linked to the industries we serve.

2	PRECISION | POWER | PERFORMANCE

2022 ANNUAL
PROXY STATEMENT

Environment	Social & Community

Energy-efficient Products. Our products take in electrical power from the grid and convert it to an optimal usable form. Efficiency of energy conversion is a key performance factor for our customers. We are committed to producing products with industry-leading energy conversion efficiency in order to minimize overall energy usage by our customers. Advanced Energy’s power supply solutions play a critical role in overall data center efficiency and offer both market-leading power densities and efficiencies. We were among the first to demonstrate over 97.5% efficiencies. Every efficiency percentage point increase reduces our customers’ needs for power which lessens the environmental impact and reduces carbon emissions, depending on the power source.

Energy-efficient Operations. We operate multiple manufacturing facilities around the world. We strive to lower our energy usage in these factories wherever possible and seek to utilize renewable energy sources. Our Malaysia factory operates entirely on renewable energy. Our Philippines factory employs novel alternatives to reduce the need for thermal testing and was inducted into the Hall of Fame for Outstanding Environmental Performance by the Philippine Economic Zone Authority (PEZA) for sustained environmental compliance and innovative systems. Our factories in China and the Philippines monitor greenhouse gas emissions and report to the CDP on an annual basis. In 2020, our CDP Climate Change Report indicated a grade which was in line with the average for companies in North America.

Recycling. We are committed to recycling the waste generated from our business activities as much as possible. As part of our commitment to help the industry embrace sustainability and increase recycling, Advanced Energy is one of the six launching key suppliers on Applied Materials’ SuCCESS2030 initiative to work towards a more sustainable supply chain.

Charitable Contributions. Our Charitable Contributions Committee, founded in 2010, is supported and led by our employees. The committee provides financial support for 501(c)(3) corporations, nonprofit institutions and organizations that improve education, the environment and health and social services across the communities in which we operate and where our employees live.

Diversity and Inclusion. We have approximately 10,000 employees located across the globe. Each person’s background and unique skill set are fundamental to our success. In 2020, the Company launched the AE Diversity Scholarship Program, aimed at developing emerging talent and promoting greater ethnic, racial and gender diversity in STEM fields. In 2021, the Company continued to accept applications from undergraduate and post-graduate students attending the five leading institutions in the field of power technologies. The Corporate DE&I Steering Committee provides guidance and direction on DE&I while enabling local activities to develop specific, targeted initiatives as appropriate.

Volunteerism. We offer each employee eight hours of paid time off to volunteer with a self-selected 501(c)(3) organization.

Community Involvement. We work closely with community organizations, including supporting STEM education in local schools, working with universities around the world to facilitate their innovative research projects, participating in local chambers of commerce and partnering with local nonprofit organizations.

Governance	Ethical Business Practices

Commitment. Advanced Energy is firmly committed to strong and effective corporate governance practices and accountability to its stockholders.

Continuous Improvement. We routinely review our governance practices against evolving best practices and consider feedback and input from our stockholders. We encourage you to review our Board Governance Guidelines on our website: https://www.advancedenergy.com/about-us/leadership-team/board-governance-guidelines/.

Human Rights. Respecting the human rights of our employees and all those involved in our business operations is a core principle for Advanced Energy. Our Code of Conduct, which also applies to our suppliers, specifically prohibits activities involving slave or forced labor, human trafficking, and child labor.

Supply Chain. We are committed to sustainable and responsible sourcing of the materials that make up our products. We work with our suppliers to confirm that minerals originating within DRC +9 are conflict-free.

Employee Training and Helplines. We actively and regularly train all our employees on ethical business practices and provide a 24-hour hotline to address ethics issues should they arise.

PRECISION | POWER | PERFORMANCE	3

2022 ANNUAL
PROXY STATEMENT

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

What am I voting on and how should I vote?

You are being asked to elect ten (10) directors at the Annual Meeting. Each of the directors elected at the Annual Meeting will commence their term at the end of the Annual Meeting until the next annual meeting of the Company’s stockholders, or until a successor has been elected and qualified, or until such director’s earlier resignation or removal.

We believe that each of the nominees is sufficiently qualified to lead the Company in the best interest of stockholders.

The Board of Directors therefore recommends you vote “FOR” each of the nominees set forth below.

We routinely evaluate the composition of the Board to ensure we have a balanced mix of expertise. Accordingly, this year brings a new addition and a departure to our Board.

David W. Reed, the former Executive Vice President Global Operations at NXP Semiconductors N.V. joined the Board in February 2022. Mr. Reed is the fourth independent director to join our Board since 2018 and brings more than 25 years of executive management and operations experience in the semiconductor capital equipment and manufacturing industry, particularly in the areas of global operations and supply chain management. Thomas M. Rohrs is not a nominee for reelection at the Annual Meeting and will be departing as a Board member. The Board thanks Mr. Rohrs for his many years of dedicated and committed service since 2006 to the Board and to the stockholders of the Company.

A board of ten (10) directors is to be elected at the Annual Meeting. The Board of Directors has nominated for reelection the persons listed below. Each nominee was recommended for reelection by our Nominating, Governance & Sustainability Committee. Each of the nominees is currently a director of Advanced Energy. In the event that any nominee is unable to or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote in favor of a nominee designated by the Board of Directors, on recommendation by the Nominating, Governance & Sustainability Committee, to fill the vacancy. We are not aware of any nominee who will be unable or who will decline to serve as a director. The term of office of each person elected as a director at the Annual Meeting will continue from the end of the Annual Meeting until the next annual meeting of the Company’s stockholders, or until a successor has been elected and qualified or until such director’s earlier resignation or removal.

4	PRECISION | POWER | PERFORMANCE

2022 ANNUAL
PROXY STATEMENT

Overview of Board Nominees

The nominees presented below represent a broad group of experienced business leaders. The below table provides a summary of our nominees’ background and responsibilities as of February 1, 2022.

			Committee Memberships
Name and Principal Occupation	Age	Director Since	Audit & Finance	Nominating, Governance & Sustainability	Compensation	Pricing
GRANT H. BEARD (Chairman) Currently serves as Sr. Executive Operating Partner for Blue Point Capital, a private equity firm	61	2014				C
FREDERICK A. BALL Former EVP & Chief Administrative Officer of Marketo Inc.	59	2008			C	M
ANNE T. DELSANTO Currently serves as a limited partner at Operator Collective and Stage 2 Capital	58	2020		M	M
TINA M. DONIKOWSKI Former Vice President, Global Locomotive Business at General Electric Company	62	2018	M	C
RONALD C. FOSTER Former Chief Financial Officer of Micron Technology, Inc.	71	2014	C			M
EDWARD C. GRADY Former Chief Executive Officer of Electro Scientific Industries, Inc.	74	2008	M
STEPHEN D. KELLEY Currently serves as President, CEO, and director of Advanced Energy	59	2021
LANESHA T. MINNIX Currently serves as Senior Vice President, Chief Legal Officer and Corporate Secretary of Flowserve Corporation	46	2020	M	M
DAVID W. REED Former Executive Vice President Global Operations at NXP Semiconductors N.V.	63	2022			M
JOHN A. ROUSH Currently serves as operating executive advisor to ACON Investments, LLC, a private equity firm.	57	2016		M	M

Board Nominee Highlights

Independence	Tenure	Gender

PRECISION | POWER | PERFORMANCE	5

2022 ANNUAL
PROXY STATEMENT

Nominees

Grant H. Beard (Chairman)
Director Since: 2014	Committees: Pricing
Age: 61
Independent Director
Business Experience:

Grant H. Beard currently serves as a senior executive Operating Partner for Blue Point Capital, a private equity firm, and as a senior advisor to Center Rock Capital, a global alternative investment firm. Mr. Beard served as Chairman and Chief Executive Officer of Wynnchurch Industries, LLC, a diversified holding company investing in engineered product businesses, from January 2016 to June 2017. Mr. Beard also served as a Senior Advisor to Wynnchurch Capital Ltd. Prior to joining Wynnchurch, Mr. Beard served as the Chairman and Chief Executive Officer of Wolverine Advanced Materials LLC, a Wynnchurch company, from July 2012 until October 2015. Mr. Beard served as President and Chief Executive Officer of Constar International, Inc. from 2010 to 2012, where he led the financial and operational restructuring of Constar’s global packaging business that was later sold to Plastipak Corporation. Prior to that, Mr. Beard served as President & CEO of TriMas Corporation, Chairman & CEO of Health Media, and Global Group President of Fluid Management Products at Dana/Echlin Corporation. In addition, Mr. Beard served as a senior executive Operating Partner with Blue Point Capital from 2009 to 2014. Mr. Beard also has experience at two private equity/merchant banking groups, Anderson Group and Oxford Investment Group, where he was actively involved in corporate development, strategy and operations management.

Key Skills and Qualifications:
● Senior Leadership Experience ● Financial Expertise ● Public Board Experience	● Global Expertise ● Industry Experience

Frederick A. Ball
Director Since: 2008	Committees: Compensation, Pricing
Age: 59
Independent Director
Business Experience:

Frederick A. Ball previously served as Executive Vice President and Chief Administrative Officer of Marketo Inc., a leading provider of a cloud-based marketing platform, from February 2016 through August 2016. Prior to that, Mr. Ball was Marketo’s Senior Vice President and Chief Financial Officer from May 2011 to February 2016. Prior to joining Marketo, Mr. Ball was the Chief Financial Officer for a number of private and public technology companies including Webroot Software, BigBand Networks, Inc., and Borland Software Corporation. Mr. Ball also served as Vice President, Mergers and Acquisitions for KLA-Tencor Corporation, a manufacturer of semiconductor equipment, and prior to that as its Vice President of Finance. Mr. Ball was with PricewaterhouseCoopers LLC for over 10 years. Mr. Ball currently serves on the board of FirstMark Horizon Acquisition Corporation (FMAC), a blank check company, incorporated for the purpose of effecting a business combination, and is chair of its audit committee. Mr. Ball previously served as a director of Electro Scientific Industries, Inc. (ESIO), and Sendgrid, Inc. (SEND). Mr. Ball has served, and currently serves on other private company boards, including Intercom and Contentful.

Key Skills and Qualifications:
● Senior Leadership Experience ● Financial Expertise ● Global Expertise	● Public Board Experience ● Industry Experience

6	PRECISION | POWER | PERFORMANCE

2022 ANNUAL
PROXY STATEMENT

Anne T. DelSanto
Director Since: 2020	Committees: Compensation, Nominating, Governance & Sustainability
Age: 58
Independent Director
Business Experience:

Anne T. DelSanto currently serves as a limited partner at Operator Collective and Stage2Capital. From February 2018 to April 2019, Ms. DelSanto served as the executive vice president and general manager of platform at Salesforce.com (“Salesforce”), a customer relationship management company. Prior to this position, Ms. DelSanto had six years of other senior leadership roles at the company. Prior to Salesforce, Ms. DelSanto served as group vice president of sales engineering at Oracle. She began her career as an account systems engineer with IBM, where she spent several years building solutions for the health care market. Ms. DelSanto serves on private company boards and on the Board of Directors of Juniper Networks, Inc. (JNPR), and New Relic, Inc. (NEWR), both publicly traded companies. Ms. DelSanto graduated with a degree in mathematics from St. John’s University and earned a Master of Science in administrative studies from Boston College.

Key Skills and Qualifications:
● Senior Leadership Experience ● Public Board Experience ● Global Expertise	● Technical Expertise ● Financial Expertise

Tina M. Donikowski
Director Since: 2018	Committees: Audit and Finance, Nominating, Governance & Sustainability
Age: 62
Independent Director
Business Experience:

Tina M. Donikowski retired from General Electric Company, a diversified industrial company, in October 2015 after 38 years with the company. Ms. Donikowski served in a number of senior positions during her career at General Electric Company, including most recently as Vice President, Global Locomotive Business, GE Transportation, from January 2013 until her retirement. Ms. Donikowski currently serves on the Board of Directors of Atlas Copco AB (STOCKHOLM: ATCO), a world-leading provider of sustainable productivity solutions based in Stockholm, Sweden, CIRCO International (NYSE: CIR), a leading provider of flow control solutions and other highly engineered products and subsystems used in energy, aerospace and industrial markets based in Burlington, Massachusetts, TopBuild (NYSE: BLD) a leading installer and distributor of insulation and building material products to the U.S. construction industry based in Daytona Beach, Florida, and Eriez Magnetics, a privately held manufacturer and designer of magnetic, vibratory, and metal detection applications based in Erie, Pennsylvania. Ms. Donikowski also serves as a member of the Board of Trustees, Gannon University, and the Board of Trustees, Boys & Girls Club of Erie, Pennsylvania. Ms. Donikowski holds a Bachelor of Science degree in Industrial Engineering, as well as an Honorary Doctorate, from Gannon University.

Key Skills and Qualifications:
● Senior Leadership Experience ● Public Board Experience ● Global Expertise	● Technical Expertise ● Financial Expertise

PRECISION | POWER | PERFORMANCE	7

2022 ANNUAL
PROXY STATEMENT

Ronald C. Foster
Director Since: 2014	Committees: Audit and Finance, Pricing
Age: 71
Independent Director
Business Experience:

Ronald C. Foster previously served as Chief Financial Officer and Vice President of Finance of Micron Technology, Inc. (“Micron”), a global corporation that produces various forms of semiconductor devices, from April 2008 to March 2015. Mr. Foster was appointed to that position in 2008 after serving as a member of Micron’s Board of Directors from June 2004 to April 2005. Before joining Micron, Mr. Foster was the Chief Financial Officer and Senior Vice President of FormFactor, Inc., a semiconductor wafer test equipment company. Prior to joining FormFactor, Inc., Mr. Foster served as the Chief Financial Officer for JDS Uniphase, Inc. and Novell, Inc., and served in various financial and operational roles at Applied Materials, Inc., and Hewlett Packard Company. He previously served as a board member of Everspin Technologies, Inc. (MRAM), Inotera Memories Inc., a public company on the Taiwan stock exchange, LUXIM Corporation and Aptina Company.

Key Skills and Qualifications:
● Senior Leadership Experience ● Financial Expertise ● Industry Experience	● Public Board Experience ● Global Expertise
Edward C. Grady
Director Since: 2008	Committees: Audit and Finance
Age: 74
Independent Director
Business Experience:

Edward C. Grady is currently on the Southern Illinois University Edwardsville SIUE Foundation board. He served as President and Chief Executive Officer of Electro Scientific Industries, Inc., a leading supplier of innovative laser-based microfabrication solutions for industries reliant on micro technologies, from February 2014 to September 2016. Mr. Grady served as Chairman and Chief Executive Officer of Reel Solar Inc., an early-stage start-up company focused on low-cost PV Solar panel production technology and process, from 2010 until February 2014. Mr. Grady has also served on several boards of private technology companies, providing cross board experience.

Key Skills and Qualifications:
● Senior Leadership Experience ● Public Board Experience ● Industry and Technical Expertise	● Global Expertise ● Financial Expertise

8	PRECISION | POWER | PERFORMANCE

2022 ANNUAL
PROXY STATEMENT

Stephen D. Kelley
Director Since: 2021
Age: 59
Business Experience:

Stephen D. Kelley currently serves as President & Chief Executive Officer of Advanced Energy Industries, Inc., and as a member of our Board of Directors since March 2021. Mr. Kelley served as President & CEO and a board member of Amkor Technology, Inc. (AMKR), a publicly traded leading semiconductor package and test company, from May 2013 to June 2020. Prior to joining Amkor, Mr. Kelley served as Senior Advisor to Advanced Technology Investment Company, the Abu Dhabi-sponsored investment company that owns GlobalFoundries, until December 2012. Mr. Kelley served as Executive Vice President and Chief Operating Officer of Cree from 2008 to 2011. Previously, Mr. Kelley held executive leadership roles of various businesses at companies including Texas Instruments, Philips Semiconductors, National Semiconductor and Motorola. Mr. Kelley holds an SB ChE from the Massachusetts Institute of Technology and a JD from Santa Clara University.

Key Skills and Qualifications:
● Senior Leadership Experience ● Public Board Experience ● Industry and Technical Expertise	● Global Operations Expertise ● Financial Expertise

Lanesha T. Minnix
Director Since: 2020	Committees: Nominating, Governance & Sustainability, Audit and Finance
Age: 46
Independent Director
Business Experience:

Lanesha T. Minnix currently serves as Senior Vice President, Chief Legal Officer and Corporate Secretary of Flowserve Corporation (FLS), a publicly traded manufacturer of engineered and industrial pumps, valves and seals for a range of industries, including oil and gas, power, chemical, water, pharmaceuticals and food processing, since June 2018.  Prior to joining Flowserve Corporation, Ms. Minnix served as Senior Vice President and General Counsel for BMC Stock Holdings, Inc. (“BMC”), a leading provider of diversified building products and services, from June 2017 until June 2018. Prior to joining BMC, Ms. Minnix served as Vice President, Deputy General Counsel and Chief Compliance Officer for ABM Industries Incorporated (“ABM”), a facility solutions company, from May 2012 until May 2017. Prior to joining ABM, Ms. Minnix held roles with increasing responsibility at both Royal Dutch Shell/Shell Oil Company and Sprint Corporation. Ms. Minnix began her career as a corporate associate at the law firm of K&L Gates.

Key Skills and Qualifications:
● Senior Leadership Experience ● Industry Expertise ● Global Expertise

PRECISION | POWER | PERFORMANCE	9

2022 ANNUAL
PROXY STATEMENT

David W. Reed
Director Since: 2022	Committees: Compensation
Age: 63
Independent Director
Business Experience:

David W. Reed recently served for six years as executive vice president global operations of NXP Semiconductors N.V. (NASDAQ: NXPI). In this role, Mr. Reed was responsible for NXP’s internal and external manufacturing operations, supply chain, information technology, total quality and procurement. Mr. Reed joined NXP as part of the merger with Freescale Semiconductor, where he had served as senior vice president manufacturing operations. Previously, Mr. Reed was vice president and general manager at GLOBALFOUNDRIES. Mr. Reed began his career at Texas Instruments in 1984, where he served for 26 years in a variety of leadership roles throughout the world. Mr. Reed received his undergraduate degree from Austin College, an undergraduate degree in Chemical Engineering from Texas A&M University and an MBA from the University of Dallas.

Key Skills and Qualifications:
● Senior Leadership Experience ● International Experience	● Global Operations Expertise ● Industry and Technical Expertise

John A. Roush
Director Since: 2016	Committees: Nominating, Governance & Sustainability, Compensation
Age: 57
Independent Director
Business Experience:

John A. Roush currently serves as an operating executive advisor to ACON Investments, LLC, a private equity firm. Mr. Roush serves on the board of three privately held ACON portfolio companies: (1) iiMED, Inc., a producer of consumable products for the medical device industry, (2) Pine Environmental LLC, a provider of test equipment and services for environmental consultants, and (3) Novipax LLC, a producer of absorbent pads for the poultry industry. Mr. Roush also serves as a director of Lemaitre Vascular, Inc. (LMAT), a publicly traded global provider of medical devices and implants for the treatment of peripheral vascular disease, and he is a member of its Audit Committee. Additionally, Mr. Roush serves as a director of Targan, Inc. (formerly Applied Life Sciences & Systems), a privately held company that is developing automated vaccine delivery technology for the poultry industry. Mr. Roush previously served as Chief Executive Officer and a director of Novanta Inc., (formerly, GSI Group Inc.), a leading global supplier of precision photonic components and subsystems to original equipment manufacturers in the medical and advanced industrial markets, from December 2010 to September 2016. Mr. Roush joined Novanta after a twelve-year career with PerkinElmer, Inc., a provider of technology and services to the diagnostics, research, environmental, safety and security, industrial and laboratory services markets, where he was a corporate officer and served in several leadership positions, most recently leading the company’s $1.2 billion Environmental Health segment. Prior to joining PerkinElmer, Mr. Roush held management positions with Outboard Marine Corporation, AlliedSignal, Inc., (now Honeywell International), McKinsey & Company Inc. and General Electric Company.

Key Skills and Qualifications:
● Senior Leadership Experience ● Public Board Experience ● Technical Expertise	● Global Expertise ● Financial Expertise

10	PRECISION | POWER | PERFORMANCE

2022 ANNUAL
PROXY STATEMENT

Summary of Director Nominee Qualifications and Attributes

This table provides a summary view of the qualifications and attributes of each director nominee.

	GRANT H. BEARD	FREDERICK A. BALL	ANNE T. DELSANTO	TINA M. DONIKOWSKI	RONALD C. FOSTER	EDWARD C. GRADY	STEPHEN D. KELLEY	LANESHA T. MINNIX	DAVID W. REED	JOHN A. ROUSH
Qualifications and Experience
Finance
Finance/Accounting	•	•	•	•	•	•	•		•
External Reporting	•	•			•	•	•	•		•
Capital Markets & Capital Allocation	•	•		•	•	•	•	•		•
Markets
Semiconductor		•			•	•	•		•	•
Industrial	•			•		•	•	•	•	•
Medical	•								•	•
Asia	•			•	•	•	•	•	•	•
Functional Expertise
Sales/Channel/Marketing	•		•	•		•	•			•
R&D/Product Development	•		•	•		•	•		•	•
HR – Talent Management	•	•	•	•		•	•		•	•
Tech – IT/Cyber			•		•		•		•
Procurement & Supply Chain	•	•		•		•	•		•	•
M&A Transactions and Integrations	•	•	•	•	•	•	•	•	•	•
Software & Controls			•		•	•			•
Leadership
CEO – Public Company	•					•	•			•
CEO – Private/Division President	•		•	•		•	•			•
Strategy	•	•	•	•	•	•	•	•	•	•
Demographic Background
Tenure (Years)	7	12	1	3	7	13	1	1	0	5
Age (Years)	61	59	58	62	71	74	59	46	63	57

PRECISION | POWER | PERFORMANCE	11

2022 ANNUAL
PROXY STATEMENT

The table below provides certain highlights of the composition of our Board members as of February 1, 2022. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (as of February 1, 2022)
Total Number of Directors	11
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	8	0	0
Part II: Demographic Background
African American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	8	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Note Disclose Demographic Background	0

12	PRECISION | POWER | PERFORMANCE

2022 ANNUAL
PROXY STATEMENT

Director Qualifications

The Board respects its responsibility to provide oversight, counseling and direction to the management of the Company in the interest and for the benefit of the stockholders. Accordingly, it seeks to be composed of directors with diverse skills, experience, qualifications and characteristics. It is critical that directors understand the markets in which the Company operates, specifically semiconductor capital equipment, industrial and medical, data center, and telecom markets. It is equally important that, collectively, the directors have successful experience in each of the primary aspects of our business, including engineering, research and development, finance and audit, product strategy and development, customer relations, supply chain management and sales and marketing. The following are certain qualifications, experience and skills for Board members which are important to the Company’s business and its future:

Directors who have served in senior leadership positions are important to the Company, as they bring experience and perspective in analyzing, shaping, and overseeing the execution of important operational and policy issues at a senior level. These directors’ insights and guidance and their ability to assess and respond to situations encountered in serving on our Board may be enhanced if their leadership experience has been developed at businesses or organizations that operated on a global scale, faced significant competition and/or involved technology or other rapidly evolving business models.

Senior Leadership Experience

Directors who have served on other public company boards can offer advice and insights with regard to the dynamics and operation of a board of directors; the relations of a board to the chief executive officer and other management personnel; the importance of particular agenda and oversight matters; and oversight of a changing mix of strategic, operational, and compliance-related matters.

Public Company Board Experience

Because the Company is a global leader in innovative power solutions for semiconductor, data center, telecom, and industrial and medical markets, experience in relevant technology is useful in understanding the Company’s research and development efforts, competing technologies, the various products and processes the Company develops, the manufacturing and assembly-and-test operations and the market segments in which the Company competes.

Industry & Technical Expertise

Because the Company is a global organization with research and development, manufacturing, assembly and test facilities, and sales and other offices in many countries, directors with global expertise can provide a useful business and cultural perspective regarding many significant aspects of our business.

Global Expertise

Knowledge of financial markets, financing and funding operations, and accounting and financial reporting processes is important because it assists the directors in understanding, advising and overseeing the Company’s capital structure, financing and investing activities, financial reporting and internal control of such activities.

Financial Expertise

PRECISION | POWER | PERFORMANCE	13

2022 ANNUAL
PROXY STATEMENT

Grant H. Beard brings to the Board significant senior management and public company board experience, together with global expertise in industrial and related markets and in the private equity/merchant banking industry, as well as experience in strategy, operations, and M&A transactions.

Frederick A. Ball brings to the Board significant experience in senior management, operations, finance and auditing, having recently served as the Chief Financial Officer of a leading provider of cloud-based marketing software, as well as experience in strategy and executive compensation.

Anne T. DelSanto brings to the Board significant experience as a veteran technology executive with more than three decades driving organizations towards exponential growth and provides valuable insight relative to the Company’s growth strategies in Data Center Computing and Telecom Networking markets.

Tina M. Donikowski brings to the Board broad senior management, operations and global experience having served for 38 years in various leadership positions at General Electric Company. Her experience provides the Board with valuable input on strategic, operational, market and product strategies.

Ronald C. Foster brings to the Board significant senior management experience in the semiconductor and high-tech industries as well as significant experience in financial management, accounting and finance issues, having served as Chief Financial Officer for various companies.

Edward C. Grady brings to the Board his significant senior management and public company board experience, knowledge of the semiconductor capital equipment industry, as well as product strategy and development, service and organizational development.

Stephen D. Kelley brings more than 30 years of significant senior management experience in the global semiconductor and electronics industry as well as broad management experience in strategic planning, business development, technology, manufacturing and operations.

Lanesha T. Minnix brings to the Board leadership and public company experience and has had broad exposure to advanced industrial markets for a range of applications. Her legal and business skills add significant value to the Board.

David W. Reed brings to the Board significant senior management and operations experience in the semiconductor capital equipment and manufacturing industry, particularly in the areas of global operations and supply chain management.

John A. Roush brings to the Board significant senior management level experience and leadership in the medical and advanced industrial markets and applications, as well as significant public company board experience and experience in private equity.

The Board believes that the qualities and skills listed above for each of the nominees, qualifies each such nominee for service as a director of Advanced Energy.

Independence

The Board of Directors has determined that each of the nominees, other than Stephen D. Kelley (i.e., Grant H. Beard, Frederick A. Ball, Anne T. DelSanto, Tina M. Donikowski, Ronald C. Foster, Edward C. Grady, Lanesha T. Minnix, David W. Reed and John A. Roush), is an “independent director” within the meaning of the Nasdaq Stock Market Rules. Furthermore, Thomas M. Rohrs was “independent” during the time he served on the Board of Directors. Under these rules, to be considered independent, the Board must affirmatively determine, among other things, that neither the director nor any immediate family member of the director has had any direct or indirect material relationship with the Company within the last three years. The Board of Directors has made an affirmative determination that none of the independent directors has had any relationship with Advanced Energy or with another director that would interfere with the exercise of his or her

14	PRECISION | POWER | PERFORMANCE

2022 ANNUAL
PROXY STATEMENT

independent judgement in carrying out his or her responsibilities as a director. The independent directors, if all of them are elected at the Annual Meeting, will constitute a majority of the Board of Directors. There is no family relationship amongst any of the directors and executive officers of the Company. The Company’s executive officers serve at the discretion of the Board.

Involvement in Certain Legal Proceedings

During the past ten years none of the persons currently serving as executive officers and/or directors of the Company has been the subject matter of any of the following legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K including: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) any criminal convictions; (c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities; (d) any finding by a court, the Securities and Exchange Commission (the “SEC”) or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud; or (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity. Nor are any such legal proceedings believed to be contemplated by governmental authorities against any director or executive officer. Further, no executive officers, directors, beneficial owners of more than five percent of the Company’s common stock, or any other actor mentioned in Item 103(c)(2) of Regulation S-K is a party adverse to the Company in a material proceeding or has a material interest adverse to the Company.

Required Vote

Our Board has adopted a Director resignation policy (the “Policy”), which is included in the Company’s Board Governance Guidelines. The Policy applies to uncontested elections of directors, in other words, an election of directors where the number of nominees for election does not exceed the number of directors to be elected. A copy of the Policy is available on the Company’s website at http://www.advancedenergy.com within the Company’s Board Governance Guidelines. Under the Policy, any nominee for director in an uncontested election who does not receive a majority vote “FOR” that director’s election to the Board relative to the number of votes cast with respect to that director’s election (excluding broker non-votes, abstentions and failures to vote with respect to that director’s election) will promptly tender a written offer of resignation to the Board. The Policy provides that the Nominating, Governance & Sustainability Committee of the Board will promptly consider the director’s offer of resignation and make a recommendation to the Board. Pursuant to the Policy, the Board would then act on that recommendation within 90 days of receiving the recommendation. When deciding what action to recommend or take regarding the director’s resignation, the Policy permits each of the Nominating, Governance & Sustainability Committee and the Board to consider any factors they deem relevant, including the best interests of the Company and its stockholders.

Under Delaware law, a nominee who receives a plurality of the votes cast at the Annual Meeting will be elected as a Director (subject to the Policy described above). The “plurality” standard means the nominees who receive the largest number of “FOR” votes cast are elected as directors of the Company. Thus, the number of shares not voted for the election of a nominee (and the number of “withhold” votes cast with respect to that nominee) will not affect the determination of whether that nominee has received the necessary votes for election under Delaware law. However, the number of “withhold” votes with respect to a nominee will affect whether or not our Policy will apply to that individual. If any nominee is unable or declines to serve, proxies will be voted for the balance of those named and for such person as shall be designated by the Board to replace any such nominee. However, the Board does not anticipate that this will occur.

Stockholders do not have the right to cumulate their votes for the election of directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” each of the ten (10) nominees.

PRECISION | POWER | PERFORMANCE	15

2022 ANNUAL
PROXY STATEMENT

Votes withheld from a nominee will be counted for purposes of determining whether a quorum is present but will not be counted as an affirmative vote for such nominee.

The Board of Directors recommends a vote “FOR” the election of each of the nominees named above.

Director Compensation

The compensation policy for non-employee directors for the fiscal year ended December 31, 2021, was as follows:

Compensation Elements for Non-Employee Directors
Compensation Element	2021 Compensation Program
Annual Board Cash Retainer	● $45,000 annual cash retainer paid in equal quarterly installments to each Board member.
● $65,000 additional annual cash retainer for the Chairman of the Board, paid in equal quarterly installments. ¹
Annual Board Equity Retainer
●
Restricted stock units with an approximate value of $200,000 granted annually to each non-employee director on the date of his or her re-election at the Annual Meeting; each annual grant will vest one year from the date of grant.
●
The Board may (but is not required) to grant restricted stock units to a new non-employee director upon initial election or appointment to the Board.

Annual Chair Cash Fees
●
$26,000 annual cash retainer fee for Audit and Finance Chair.
●
$18,000 annual cash retainer fee for Compensation Chair. ²
●
$13,000 annual cash retainer fee for Nominating, Governance & Sustainability Chair. ³

Annual Committee Member Retainer	● $13,000 annual cash retainer fee for Audit and Finance. ● $7,500 annual cash retainer fee for Compensation. ● $5,000 annual cash retainer fee for Nominating, Governance & Sustainability.

¹The Board approved an increase of $15,000 in April 2021 for the Chairman of the Board retainer.

²The Board approved an increase of $3,000 in April 2021 for the Compensation Committee Chair retainer.

³The Board approved an increase of $3,000 in April 2021 for the Nominating, Governance and Sustainability Committee Chair retainer.

At this time, directors are not separately compensated for their service on the Pricing Committee.

In February 2014, our Board of Directors adopted a Stock Ownership Policy that requires non-employee directors to own an amount of stock of the Company with a value equal to at least five times the annual retainer for Board service (exclusive of any compensation for Committee service, meeting fees, leadership roles, etc.), based in each case, on the volume weighted average closing price of the Company’s stock for the two fiscal years as of December 31 of the applicable year and subject to the terms in the Stock Ownership Policy. The Stock Ownership Policy provides for a phase-in period over five years for each member to

16	PRECISION | POWER | PERFORMANCE

2022 ANNUAL
PROXY STATEMENT

achieve the requisite ownership requirements. All non-employee members of the Board either currently conform to the policy or are on track to meet the policy within the required time frame.

The Compensation Committee regularly reviews non-employee director compensation with its independent compensation consultant. Semler Brossy acted as the Company’s independent compensation consultant until July 2021, and thereafter, the Company engaged Compensia, Inc. to act as its independent compensation consultant.

As part of the Compensation Committee’s continuous review and monitoring of non-employee director compensation market data from comparisons to peer programs, and based on analysis from the independent compensation consultant, the Compensation Committee revised its granting of equity compensation to non-employee directors from a fixed number of units to a designated award value in August 2020. The Compensation Committee continually reviews and monitors non-employee director compensation, uses market data for comparisons to peer programs, and works with the Company’s independent compensation consultant to ensure the program remains appropriate.

The following table details director compensation for 2021.

2021 Director Compensation
					Change in
					Pension Value
					and
					Nonqualified
				Non-Equity	Deferred
	Fee Earned or		Option	Incentive Plan	Compensation	All Other
	Paid in Cash	Stock Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($) (1)	($)	($)	($)	($)	($)
Grant H. Beard	$111,500	$199,992	—	—	—	—	$311,492
Frederick A. Ball	$61,500	$199,992	—	—	—	—	$261,492
Anne T. DelSanto	$52,500	$199,992	—	—	—	—	$252,492
Tina M. Donikowski	$69,500	$199,992	—	—	—	—	$269,492
Ronald C. Foster	$71,000	$199,992	—	—	—	—	$270,992
Edward C. Grady	$61,750	$199,992	—	—	—	—	$261,742
Lanesha T. Minnix	$50,000	$199,992	—	—	—	—	$249,992
Thomas M. Rohrs	$57,500	$199,992	—	—	—	—	$257,492
John A. Roush	$57,500	$199,992	—	—	—	—	$257,492
Stephen D. Kelley	$—	$—	—	—	—	—	$—

(1)	On April 30, 2021, Messrs. Beard, Ball, Foster, Grady, Rohrs and Roush and Mses. Donikowski, DelSanto and Minnix were each granted 1,813 restricted stock units (RSUs) for their service on the Board. All RSUs vest on April 30, 2022, and were the only outstanding unvested equity awards held by our directors as of December 31, 2021. The Company’s closing stock price on April 30, 2021, was $110.31.

Board of Directors Meetings

With one exception, each of the directors attended well above 75% of the aggregate number of meetings of the Board of Directors (held during the period for which he or she was a director) and the committees that he or she served on (during the period for which he or she was a committee member). One Director, Mr. Rohrs, attended fewer than 75% of the aggregate number of meetings.

The Board of Directors held twelve meetings in 2021. During 2021, four executive sessions of the Board of Directors were held. The Board’s committees consist of the Audit and Finance Committee, Nominating, Governance & Sustainability Committee, Compensation Committee and Pricing Committee.

Members of the Board of Directors are welcomed and encouraged, but not required, to attend the Annual Meeting. The Company’s annual meeting of stockholders held on April 30, 2021 (the “2021 Annual Meeting”) was attended in person or by telephone by all of the then-members of the Board of Directors.

PRECISION | POWER | PERFORMANCE	17

2022 ANNUAL
PROXY STATEMENT

AUDIT AND FINANCE COMMITTEE
Meetings: 8
Chair: Ronald C. Foster
Other Members:
● Edward C. Grady	● Lanesha T. Minnix (Joined February 2022)
● Tina M. Donikowski

Independence: 100% compliance with NASDAQ and SEC rules. The Board of Directors determined that each of the members of the Audit and Finance Committee is “independent” in accordance with the Nasdaq Stock Market Rules and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended.

Financial Expertise: 100% compliance with SEC rules. The Board of Directors has evaluated the credentials of Messrs. Foster, and Grady, and Ms. Donikowski and determined that they are “audit committee financial experts” as defined under the rules promulgated by the SEC.

Charter: Available at www.advancedenergy.com/about-us/leadership-team/audit--finance-committee-charter/.
Key Responsibilities:
● selecting Advanced Energy’s independent registered public accounting firm;
● approving the scope, fees and results of the audit engagement;
● determining the independence and evaluating the performance of Advanced Energy’s independent registered public accounting firm and internal auditors;
● approving in advance any audit and non-audit services and fees charged by the independent registered public accounting firm;

●  evaluating comments made by the independent registered public accounting firm with respect to accounting procedures and internal controls and determining whether to bring such comments to the attention of Advanced Energy’s management;

● reviewing the internal accounting procedures and controls with Advanced Energy’s financial and accounting staff and approving significant changes;
● engaging advisors and consultants as necessary in connection with the conduct of the Company’s business or as pertains to the assessment of risk or dispute resolution;
● reviewing and approving related party transactions;
● other functions as may be delegated to it by the Board, such as the current delegation for the declaration of quarterly dividends; and cybersecurity oversight; and

●  establishing and maintaining procedures for, and a policy of, open access to the members of the Audit and Finance Committee by the employees of and consultants to Advanced Energy to enable the employees and consultants to report to the Audit and Finance Committee concerns held by such employees and consultants regarding the financial reporting of the Company and potential misconduct.

18	PRECISION | POWER | PERFORMANCE

2022 ANNUAL
PROXY STATEMENT

The Audit and Finance Committee approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Approval is provided on a service-by-service basis. In 2021, the Audit and Finance Committee approved all of the services provided by Advanced Energy’s independent registered public accounting firm.

The Audit and Finance Committee also conducts financial reviews with Advanced Energy’s independent registered public accounting firm prior to the release of financial information in the Company’s Forms 10-K and 10-Q. Management has primary responsibility for Advanced Energy’s financial statements and the overall reporting process, including systems of internal controls. The independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of Advanced Energy in conformity with accounting principles generally accepted in the United States and discusses with the Audit and Finance Committee any issues they believe should be raised.

Report of the Audit and Finance Committee

In accordance with the Audit and Finance Committee’s written charter duly adopted by the Board of Directors, we have reviewed Advanced Energy’s audited financial statements, as of and for the year ended December 31, 2021, and met together and separately with both management and Ernst & Young LLP, the Company’s independent registered public accounting firm for 2021, to discuss Advanced Energy’s audited financial statements as of and for the year ended December 31, 2021. In addition, the Audit and Finance Committee has discussed with the independent registered public accounting firm the matters outlined in Statement on Auditing Standards No. 1301, as amended (Communication with Audit Committees), to the extent applicable and received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Further, the Audit and Finance Committee received the written disclosures and the letter from the independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence, and discussed with the independent registered public accounting firm the independent accountant’s independence.

Based on its review and discussion of the foregoing matters and information, the Audit and Finance Committee recommended to the Board of Directors that the audited financial statements referenced above be included in Advanced Energy’s 2021 Annual Report on Form 10-K. The Audit and Finance Committee has recommended the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2022, subject to stockholder ratification.

The Audit and Finance Committee

Ronald C. Foster, Chairman

Tina M. Donikowski

Edward C. Grady

Lanesha T. Minnix (Joined February 2022)

This report of the Audit and Finance Committee is not deemed “soliciting material” and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

PRECISION | POWER | PERFORMANCE	19

2022 ANNUAL
PROXY STATEMENT

NOMINATING, GOVERNANCE & SUSTAINABILITY COMMITTEE
Meetings: 4
Chair: Tina M. Donikowski
Other Members:
● Anne T. DelSanto	● John A. Roush
● Lanesha T. Minnix	● Thomas M. Rohrs

Independence: 100% compliance with NASDAQ rules. Each of the members of the Nominating, Governance & Sustainability Committee was, and is, an “independent director” within the meaning of the Nasdaq Stock Market Rules.

Charter: In 2020, the Board and the Committee added sustainability to the Committee’s name and charter with certain of the key responsibilities noted below. Available at https://www.advancedenergy.com/about-us/leadership-team/nominatinggovernance-comm.-charter/

Key Responsibilities:
● ensuring that a majority of the directors will be independent;
● establishing qualifications and standards to serve as a director;
● identifying and recommending individuals qualified to become directors;
● considering any candidates recommended by stockholders;
● determining the appropriate size and composition of the Board;
● ensuring that the independent directors meet in executive session quarterly;

●  reviewing other directorships, positions, and business and personal relationships of directors and candidates for conflicts of interest, effect on independence, ability to commit sufficient time and attention to the Board or other suitability criteria;

●  sponsoring and overseeing performance evaluations for the Board as a whole, conducting director peer evaluations, coordinating evaluations of the other committees with the other committee chairpersons;

● developing and reviewing periodically, at least annually, the corporate governance policies and guidelines of Advanced Energy, and recommending any changes to the Board;
● reviewing succession plans for the CEO and other key management positions as appropriate;
● considering any other corporate governance issues that arise from time to time and referring them to the Board;
● if the Board requests, developing appropriate recommendations to the Board;
● overseeing the Company’s insider trading policies and procedures;
● reviewing the Company’s sustainability program and goals and the Company’s progress towards achieving those goals; and
● reviewing environmental, social, governance trends that could impact the Company’s business operations, performance and reputation.

20	PRECISION | POWER | PERFORMANCE

2022 ANNUAL
PROXY STATEMENT

Director Nominations

The Nominating, Governance & Sustainability Committee evaluates and interviews potential director candidates. All members of the Board may interview the final candidates. The Nominating, Governance & Sustainability Committee of the Board considers candidates for director nominees proposed by directors and stockholders, as described in more detail below. This committee may retain recruiting professionals to assist in identifying and evaluating candidates for director nominees but does not retain any recruiters currently. The committee has no stated specific or minimum qualifications that must be met by a Board candidate. However, as set forth in the Company’s Board Governance Guidelines, the Nominating, Governance & Sustainability Committee strives for a mix of skills and diverse perspectives (functional, cultural and geographic) that is effective for the Board. To that end, on February 1, 2022, the Board added David W. Reed as a new Board member. In selecting nominees, the Nominating, Governance & Sustainability Committee assesses the independence, character, and acumen of candidates. The committee also endeavors to establish a number of areas of collective core competency of the Board and assess whether a candidate possesses skills including business judgment, leadership, strategic vision and knowledge of management, accounting, finance, industry, technology, manufacturing, international markets and marketing that would be complementary to the Board. Additional criteria include a candidate’s personal and professional ethics, integrity and values, as well as his or her willingness to devote sufficient time to prepare for and attend meetings and participate effectively on the Board.

The Board Governance Guidelines provide that the Nominating, Governance & Sustainability Committee is responsible for reviewing with the Board, from time to time, the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. In assessing the diversity of the Board, the Nominating, Governance & Sustainability Committee considers such factors as leadership, character, reputation, integrity, judgment, diversity, age, understanding of and experience in manufacturing, technology expertise, finance and marketing acumen and exposure and experience in international markets. The Board values a diverse set of viewpoints and experiences, and also considers gender and ethnic diversity. These factors, which are among the factors the Board and the Nominating, Governance & Sustainability Committee considers useful to a well-functioning board, are reviewed in the context of assessing the perceived needs of the Board at any particular point in time and in its search for potential nominees.

The Nominating, Governance & Sustainability Committee will consider any and all director candidate recommendations by our stockholders that are submitted in accordance with the procedures set forth in the Company’s Amended and Restated By-laws. The Nominating, Governance & Sustainability Committee will apply the same processes and criteria in evaluating director candidates recommended by stockholders as it applies in evaluating director candidates recommended by directors, members of management or any other person. If you are a stockholder and wish to recommend a candidate for nomination to the Board of Directors, you should submit your recommendation in writing to the Nominating, Governance & Sustainability Committee, in care of the Corporate Secretary of Advanced Energy at 1595 Wynkoop St., Suite 800, Denver, Colorado 80202. Your recommendation must include all of the information set forth in Article III, Section 6(a) of the Amended and Restated By-laws of Advanced Energy, including but not limited to, your name and address, the number of shares of Advanced Energy common stock that you own, the name of the person you recommend for nomination, the reasons for your recommendation, a summary of the person’s business history and other qualifications as a director of Advanced Energy and whether such person has agreed to serve, if elected, as a director of Advanced Energy. Please also see the information under the section entitled “Proposals of Stockholders” on page 56 of this proxy statement.

PRECISION | POWER | PERFORMANCE	21

2022 ANNUAL
PROXY STATEMENT

COMPENSATION COMMITTEE
Meetings: 9
Chair: Fred A. Ball
Other Members:
● Anne T. DelSanto	● David W. Reed (Joined February 2022)
● John A. Roush	● Lanesha T. Minnix (Until February 2022)
● Thomas M. Rohrs
Independence: 100% compliance with NASDAQ rules. Each of the members of the Compensation Committee is an “independent director” within the meaning of the Nasdaq Stock Market Rules.

Non-Employee: 100% compliance with Securities Exchange Act of 1934. Each of the members of the Compensation Committee is an “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

Charter: Available at https://www.advancedenergy.com/about-us/leadership-team/compensation-committee-charter/
Key Responsibilities:
● recommending salaries, incentives and other compensation for directors and officers of Advanced Energy;
● reviewing executive management succession planning;
● reviewing CEO succession planning in the context of executive compensation; and
● recommending to the Board of Directors policies relating to such compensation and benefit plans.

The Compensation Committee has retained an independent compensation consultant to assist and advise the Compensation Committee in fulfilling these responsibilities. For the 2021 fiscal year the Compensation Committee engaged Semler Brossy until July 2021 and then engaged Compensia, Inc. thereafter to conduct a competitive review of executive compensation and advise the Compensation Committee on other compensation related matters, such as its long-term incentive compensation programs for its executive officers and its compensation program for its non-employee directors. In addition, the Compensation Committee has the authority, to the extent it deems necessary or appropriate to:

●  form and delegate authority to subcommittees; and

●  ask the Company to provide the Compensation Committee with the support of one or more Company employees to assist it in carrying out its duties.

22	PRECISION | POWER | PERFORMANCE

2022 ANNUAL
PROXY STATEMENT

PRICING COMMITTEE
Meetings: 1 Chair: Grant H. Beard
Other Members:
● Frederick A. Ball
● Ronald C. Foster
Independence: 100% compliance with NASDAQ rules.
Key Responsibility:

●  may exercise all of the powers and authority of the Board of Directors in connection with all matters relating to the Company’s previously authorized stock repurchase program and the issuance of any future indebtedness by the Company; including the terms and conditions, timing and other provisions of such stock repurchases or debt issuances. This committee is ad-hoc in nature and met once during 2021.

Board Governance Structure

The Board Governance Guidelines set forth the Board’s policy that the positions of Chairman of the Board and Chief Executive Officer should be held by separate persons to aid in the Board’s oversight of management. The Board Governance Guidelines are available on our website at https://www.advancedenergy.com/about-us/leadership-team/board-governance-guidelines/. The Company believes this Board leadership structure is most appropriate for the Company because it provides the Board with increased independence. Additionally, we separate the roles of Chairman of the Board and Chief Executive Officer in recognition of the differences between the two roles as they are presently defined. The principal responsibility of the Chief Executive Officer is to manage the business of the Company. The principal responsibilities of the Chairman of the Board are to manage the operations of the Board of Directors and its committees and provide oversight and counsel to the Chief Executive Officer on behalf of the Board.

Senior management manages material risks and reviews such risks with the Chief Executive Officer, and if warranted, the Board. As part of its general oversight role, the Board reviews business reports from management that routinely outline operational risks that may exist from time to time. Consistent with this oversight role, the Board received regular updates from management as to potential impacts to operations, including the Company’s labor force and supply chain vulnerabilities from the COVID-19 pandemic. In addition, for risks related more specifically to the financial operations of the Company, such as credit risk, liquidity risk, and cybersecurity, the Audit and Finance Committee examines reports from management and reviews such risks in light of the Company’s business operations.

PRECISION | POWER | PERFORMANCE	23

2022 ANNUAL
PROXY STATEMENT

PROPOSAL NO. 2 - RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS ADVANCED ENERGY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022

What am I voting on and how should I vote?

You are being asked to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year 2022. Although our governing documents do not require us to submit this matter to stockholders, the Board believes that asking stockholders to ratify the appointment of Ernst & Young LLP is consistent with best practices in corporate governance.

We believe that Ernst &Young LLP is sufficiently qualified to conduct their duties as independent auditor.

The Board of Directors therefore recommends you vote “FOR” the ratification of the appointment of Ernst & Young LLP as Advanced Energy’s independent registered public accounting firm for 2022.

Ratification of Independent Registered Accounting Firm

The Audit and Finance Committee is directly responsible for the appointment, retention and oversight of the work of any independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and its subsidiaries.

If stockholders do not ratify the appointment of Ernst & Young LLP, the Audit and Finance Committee will regard such vote as a direction to consider the appointment of a different independent registered public accounting firm. Even if the appointment of Ernst & Young LLP is ratified by the stockholders, the Audit and Finance Committee has the discretion to select a different independent registered public accounting firm at any time if it determines that a change would be in our and our stockholders’ best interests.

24	PRECISION | POWER | PERFORMANCE

2022 ANNUAL
PROXY STATEMENT

Independent Registered Public Accounting Firm Fees and Services

The following table presents fees billed to Advanced Energy for professional services rendered by Ernst & Young LLP, our registered public accounting firm for 2021 and 2020. All of the fees in the following table were approved by the Audit Committee in conformity with its pre-approval process. Pre-approval generally is provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget. The independent registered public accounting firm and Advanced Energy’s management are required to periodically report to the Audit and Finance Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, including the fees for the services performed to date. In addition, the Audit and Finance Committee also may pre-approve particular services on a case-by-case basis, as required.

Fee Category		2021	2020
		(In thousands)
Audit Fees	(1)	$4,128	$3,747
Audit Related Fees	(2)	—	56
Tax Fees	(3)	1,237	1,255
All Other Fees	(4)	—	—
Total Fees		$5,365	$5,058

(1)	Audit Fees consisted of fees for (a) professional services rendered for the annual audit of Advanced Energy’s consolidated financial statements and internal controls over financial reporting, (b) review of the interim consolidated financial statements included in quarterly reports, and (c) services that are typically provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
(2)	Audit Related Fees consisted of fees for assurance and related services that were reasonably related to the performance of the audit or review of Advanced Energy’s consolidated financial statements and are not reported under “Audit Fees.”
(3)	Tax Fees consisted of fees for tax advice and/or tax planning during 2021 and 2020.
(4)	All Other Fees are not applicable.

Required Vote

Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for Advanced Energy for 2022 requires the affirmative “FOR” vote of a majority of the shares of common stock cast on this proposal. For purposes of determining the number of votes cast on this proposal, only those votes cast as either “FOR” or “AGAINST” are included. Abstentions and broker non-votes are not considered votes cast on this proposal.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement should they so desire.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as Advanced Energy’s independent registered public accounting firm for 2022.

PRECISION | POWER | PERFORMANCE	25

2022 ANNUAL
PROXY STATEMENT

PROPOSAL NO. 3 - ADVISORY APPROVAL OF THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

What am I voting on and how should I vote?

We are providing our stockholders an opportunity to indicate whether they approve of our named executive officer compensation as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion in this proxy statement. This proposal is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended.

Although this vote is advisory and is not binding on the Company, the Compensation Committee of the Board will take into account the outcome of the vote when considering future executive compensation decisions.

We believe that our compensation philosophy and practices are consistent with market practices, designed to retain key executives and reward company performance, and aligned with long term stockholder interests.

Accordingly, stockholders are being asked to vote “FOR” the below resolution.

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

This advisory vote, commonly referred to as “say on pay,” is not intended to address any specific item of compensation, but instead relates to our overall compensation philosophy as described in the Compensation Discussion and Analysis, the tabular disclosures regarding named executive officer compensation, and the narrative disclosure accompanying the tabular presentation. These disclosures allow you to view the trends in our executive compensation program and the application of our compensation philosophies for the years presented.	99%
At the 2021 Annual Meeting, over 99% of the votes cast approved our “say on pay” proposal.

Advanced Energy’s compensation program is designed and administered by the Compensation Committee, which is composed entirely of “independent directors” within the meaning of the Nasdaq Stock Market Rules. We carefully consider many different factors, as described in the Compensation Discussion and Analysis, in order to provide appropriate compensation for our executives. Our executive compensation program is intended to attract, motivate and reward the executive talent required to achieve our corporate objectives and increase stockholder value. The Compensation Committee has designed our compensation program to be competitive with the compensation offered by those peers with whom we compete for executive talent. Targets for base salaries, annual cash incentive and long-term equity incentive awards for executives factor in competitive data. A large proportion of our executive officers’ total potential compensation is performance-based in order to align their interests with those of our stockholders, place more of their compensation at risk

26	PRECISION | POWER | PERFORMANCE

2022 ANNUAL
PROXY STATEMENT

and emphasize a long-term strategic view. The Compensation Committee deliberately designs compensation objectives in order to allocate a significant percentage of each of our named executive officers’ compensation to performance-based measures.

As discussed in the Compensation Discussion and Analysis beginning on page 30 of this proxy statement, we believe that our executive compensation program properly links executive compensation to Company performance and aligns the interests of our executive officers with those of our stockholders.

Executive Compensation Objectives

The Compensation Committee believes that executive compensation is a meaningful tool to communicate, align and reinforce business priorities that support our stockholders’ interests. We also believe it is an important element in the attraction, retention, and recognition of leadership and key talent for the Company. In designing an effective structure, the Compensation Committee follows these key principles:

●	Pay for performance – aligning pay with a balanced view of performance across leadership priorities to support stockholders’ interest in sustainable results;
●	Appropriate pay levels – ensuring targets are reasonable based on the position, performance and market context; and
●	Strong governance – structuring our program with a balanced incentive design to promote the successful execution of our strategic objectives and dutifully manage risk.

Required Vote

Advisory approval of the Company’s named executive officer compensation requires the affirmative “FOR” vote of a majority of the shares of common stock cast on this proposal. For purposes of determining the number of votes cast on this proposal, only those votes cast as either “FOR” or “AGAINST” are included. Abstentions and broker non-votes are not considered votes cast on this proposal. The vote on this proposal is advisory in nature and, therefore, is not binding on the Company; provided, however, the Board and Compensation Committee will review the results of and take into consideration such results when making future executive compensation decisions.

The Company will ask its stockholders to consider an advisory vote on the compensation of our named executive officers every year until otherwise determined by a vote of our stockholders pursuant to applicable Securities and Exchange Commission rules.

The Board of Directors recommends a vote “FOR” the approval of the Company’s named executive officer compensation.

PRECISION | POWER | PERFORMANCE	27

2022 ANNUAL
PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of February 1, 2022, there were 37,506,873 shares of the Company’s common stock outstanding. The following table sets forth the beneficial ownership of Advanced Energy common stock as of February 1, 2022 (unless otherwise noted) by:

●	each person known to us to beneficially own more than five percent (5%) of the outstanding common stock;
●	each director and nominee for director;
●	each named executive officer and former named executive officer that held executive leadership roles during 2021; and
●	the directors and executive officers as a group.

Unless otherwise indicated, the address of each individual named below is c/o Advanced Energy Industries, Inc., 1595 Wynkoop St., Suite 800, Denver, Colorado 80202.

	Shares of Common
	Stock Beneficially
Name of Stockholder	Owned **		Percent Owned
BlackRock, Inc.	5,609,092	(1)	15%
The Vanguard Group	4,148,451	(2)	11%
Ameriprise Financial, Inc.	3,017,176	(3)	8%
Stephen D. Kelley, President and Chief Executive Officer	19,051	(4)(5)	*
Paul R. Oldham, Executive Vice President and Chief Financial Officer	16,816	(4)(5)	*
Yuval Wasserman, Former President and Chief Executive Officer	240,176	(4)(5)	*
Thomas O. McGimpsey, Executive Vice President and General Counsel	42,676	(4)(5)	*
Eduardo Bernal Acebedo, Executive Vice President and Chief Operations Officer	—	(4)(5)	*
Dana Huth, Former Chief Revenue Officer	3,247	(4)(5)	*
Grant H. Beard, Chairman of the Board of Directors	55,025	(6)	*
Frederick A. Ball, Director	36,105	(6)	*
Anne T. DelSanto, Director	1,772	(6)	*
Tina M. Donikowski, Director	5,300	(6)	*
Ronald C. Foster, Director	45,000	(6)	*
Edward C. Grady, Director	51,800	(6)	*
Lanesha T. Minnix, Director	1,153	(6)	*
David W. Reed, Director	—	(6)	*
Thomas M. Rohrs, Director	27,000	(6)	*
John A. Roush, Director	29,000	(6)	*
All executive officers and directors, as a group (16 persons)	574,121	(7)	2%

*	Less than 1%
*	Unless otherwise noted, all shares are held either directly or indirectly by individuals possessing sole voting and investment power with respect to such shares.

28	PRECISION | POWER | PERFORMANCE

2022 ANNUAL
PROXY STATEMENT

(1)	Information as to the amount and nature of beneficial ownership was obtained from the Schedule 13G/A filed with the SEC on January 27, 2022, by BlackRock, Inc. BlackRock, Inc. reports sole voting power over 5,565,622 shares and sole dispositive power over 5,609,092 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(2)	Information as to the amount and nature of beneficial ownership was obtained from the Schedule 13G/A filed with the SEC on February 9, 2022, by The Vanguard Group. The Vanguard Group reports shared voting power over 71,636 shares, sole dispositive power over 4,042,991 shares and shared dispositive power over 105,460 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(3)	Information as to the amount and nature of beneficial ownership was obtained from the Schedule 13G/A filed with the SEC on February 14, 2022, by Ameriprise Financial, Inc. Ameriprise Financial, Inc. reports shared voting power over 2,983,514 shares and shared dispositive power over 3,017,176 shares. The address for Ameriprise Financial, Inc. is 145 Ameriprise Financial Center Minneapolis, MN 55474.
(4)	Includes beneficial ownership of the following numbers of shares that may be acquired within 60 days of February 1, 2022, pursuant to stock options granted or assumed by Advanced Energy:

Stephen Kelley	—
Paul Oldham	—
Eduardo Bernal Acebedo	—
Thomas McGimpsey	6,995

Yuval Wasserman*	97,374
Dana Huth**	—

*Mr. Wasserman retired as President and CEO on March 1, 2021.

**Mr. Huth resigned as an officer on July 7, 2021, and left the Company on September 13, 2021.

(5)	Includes beneficial ownership of the following numbers of shares that will be acquired within 60 days of February 1, 2022, pursuant to stock awards (also called “restricted stock units”) granted or assumed by Advanced Energy:

Stephen Kelley	7,351
Paul Oldham	7,224
Eduardo Bernal Acebedo	—
Thomas McGimpsey	5,348

Yuval Wasserman*	18,614
Dana Huth**	—

*Mr. Wasserman retired as President and CEO on March 1, 2021.

**Mr. Huth resigned as an officer on July 7, 2021, and left the Company on September 13, 2021.

(6)	The shares reported in the table do not include awards that will be granted to each non-employee director if such person is reelected to the Board of Directors at the Annual Meeting.
(7)	Includes 27,000 shares held by Mr. Rohrs who will not be standing for reelection at the Annual Meeting.

PRECISION | POWER | PERFORMANCE	29

2022 ANNUAL
PROXY STATEMENT

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our overall executive compensation philosophy and objectives for our named executive officers.

Our named executive officers for 2021 were the following six individuals:

Name	Position
Stephen Kelley	President and Chief Executive Officer
Paul Oldham	Executive Vice President and Chief Financial Officer
Eduardo Bernal Acebedo	Executive Vice President and Chief Operations Officer
Thomas McGimpsey	Executive Vice President, General Counsel & Corporate Secretary
Yuval Wasserman*	Former President and Chief Executive Officer
Dana Huth**	Former Executive Vice President and Chief Revenue Officer

*Mr. Wasserman retired as President and CEO on March 1, 2021.

*Mr. Huth resigned as an officer on July 7, 2021, and left the Company on September 13, 2021.

Our Compensation Committee reinforced our philosophy of “pay for performance culture” by making the majority of our named executive officers’ 2021 pay contingent on the achievement of financial and stock price performance through our Short-Term Incentive Plan (referred to as the 2021 STI Plan) and our Long-Term Incentive Plan (referred to as the 2021 LTI Plan), which we discuss in more detail below. In 2021, 85% of our Chief Executive Officer’s target compensation and, on average, over 75% of our other named executive officers’ target compensation was performance based. For the purposes of these calculations, performance-based compensation includes the 2021 STI Plan at target and the 2021 LTI Plan grant date fair value of annual equity grants. We have excluded Mr. Wasserman and Mr. Huth from this analysis due to their limited time as executive officers in 2021.

30	PRECISION | POWER | PERFORMANCE

2022 ANNUAL
PROXY STATEMENT

Executive Summary and Overview of 2021 Compensation

Our Company’s long-term success depends on our ability to fulfill the expectations of our customers in a competitive environment and deliver value to stockholders.

To achieve these goals, it is critical that we can attract, motivate, and retain highly talented individuals at all levels of the organization who are committed to the Company’s values and objectives.

The Company strives to provide compensation to its executive officers that is:

● linked to stockholder value creation,

● reflective of the overall performance of the Company, and

● considerate of the competitive market levels of compensation needed to recruit, retain and motivate top executive talent, while remaining consistent with the other objectives.

Fiscal Year 2021 Business Performance

In 2021, we experienced an unprecedented level of demand for Advanced Energy’s industry-leading power conversion and control solutions. Our backlog increased to record levels at $928 million as of December 31, 2021. In addition, we introduced several new products and secured new design wins in many of our target applications. This strong demand validates the success of our strategic focus on precision power.

At the same time, the year was characterized by ongoing COVID restrictions and by significant, industry wide supply chain constraints and component shortages, particularly for Integrated Circuits (IC’s), which are used broadly across our product portfolio. These supply chain challenges limited our revenue, impacted our gross margins, and resulted in higher inventory as we pursued the critical parts needed to complete orders. In this environment we worked closely with our customers and suppliers to optimize our output to meet their needs.

Despite these industry-wide supply constraints, our mitigation efforts enabled us to deliver record revenues for the Company and in our Semiconductor and Industrial & Medical markets. We generated solid profitability and cash flow and finished the year strong with our highest quarterly revenue levels in history. Although we expect these challenging conditions to continue into 2022, we believe that the Company has strong revenue potential, based on our healthy backlog position, as the supply environment improves.

During 2021, we continued to invest in critical programs and took several actions to accelerate our growth and scale the Company. Following Yuval Wasserman’s retirement in March of 2021, we hired Steve Kelley, an experienced and proven Chief Executive Officer to lead the company in its next stage of growth. We expanded the capabilities of our broader leadership team by bringing in strong and experienced leaders across multiple functions, including a new Chief Operations Officer, Eduardo Bernal Acebedo, in September 2021. We invested in new factory capacity in Malaysia and initiated efforts to strengthen our strategic sourcing and procurement organizations. We reorganized our product development and marketing teams to increase focus and speed and to better serve our customers. Lastly, we allocated more engineering and customer facing resources to our Semiconductor and Industrial and Medical markets, accelerating our new product introduction and design wins in these verticals.

Although we continue to face supply constraints entering 2022, we believe these investments, combined with underlying demand in our markets and our healthy backlog, positions Advanced Energy to grow, scale, and deliver higher earnings as supply conditions improve.

We delivered record revenues and solid profitability in 2021 in the face of the industry-wide supply constraints.

PRECISION | POWER | PERFORMANCE	31

2022 ANNUAL
PROXY STATEMENT

Highlights of our consolidated fiscal year 2019, 2020 and 2021 financial performance and key business metrics* are provided below.

Revenue ($M)	Cash from Operations ($M)

Operating Income ($M)	Earnings Per Share Summary

*Note: A reconciliation of the non-GAAP measures is provided in Appendix A to this proxy statement.

32	PRECISION | POWER | PERFORMANCE

2022 ANNUAL
PROXY STATEMENT

Compensation Philosophy and Objectives

The Company’s executive compensation program is based on the same objectives that guide the Company in establishing all of its compensation programs:

   Compensation should reflect the level of job responsibility as well as Company and individual performance. As employees progress to higher levels in the organization, an increasing proportion of their pay is linked to Company performance because those employees are more able to affect the Company’s results.

   Compensation should reflect the value of the job in the marketplace. To attract and retain a highly skilled work force, we must remain competitive with the pay of other premier employers with whom we compete for talent.

Pay for Performance Philosophy

●   Compensation should promote both near-term and long-term focus required for the Company’s success by aligning executive officers’ interests with those of stockholders.

●   Compensation should reflect the level of job responsibility as well as Company and individual performance. As employees progress to higher levels in the organization, an increasing proportion of their pay is linked to Company performance because those employees are more able to affect the Company’s results.

●   Compensation should reflect the value of the job in the marketplace. To attract and retain a highly skilled work force, we must remain competitive with the pay of other premier employers with whom we compete for talent.

Overview of Executive Compensation Program

The Compensation Committee

The Compensation Committee is responsible for establishing, implementing, and monitoring adherence with the Company’s compensation philosophy. Accordingly, the Compensation Committee strives to develop and maintain competitive, progressive programs that reward executives for continuous improvement in key financial metrics that drive Company performance and stockholder value. The Compensation Committee also recognizes the need for compensation programs to attract, retain and motivate high caliber employees, foster teamwork, and maximize the long-term success of Advanced Energy by appropriately rewarding our executives for their achievements. The Compensation Committee evaluates risk and rewards associated with the Company’s overall compensation philosophy and structure. In accordance with the Compensation Committee Charter, the Compensation Committee may delegate authority to subcommittees when appropriate.

The Compensation Committee has the authority to engage independent advisors to assist it in making determinations with respect to the compensation of our executives and other employees. For the 2021 fiscal year the Compensation Committee engaged Semler Brossy to conduct a competitive review of executive compensation and advise the Committee on other compensation related matters. Semler Brossy has not provided any other services to the Company or the Compensation Committee and has not received compensation other than with respect to the services provided to the Compensation Committee. In connection with its engagement of Semler Brossy the Compensation Committee (a) evaluated Semler Brossy’s independence from management including the independence of the individual representatives of Semler Brossy who served as the Compensation Committee’s consultants, and (b) determined that Semler Brossy is independent based on the Nasdaq Stock Market’s independence factors, as well as free of conflicts of interest. In July of 2021, the Compensation Committee conducted a formal evaluation of multiple independent compensation consultants. Based on this evaluation, the Compensation Committee selected Compensia, Inc. as its compensation consultant. The Compensation Committee chose Compensia after a full vetting of Compensia’s independence based on the same factors used for Semler Brossy’s evaluation, as outlined above.

PRECISION | POWER | PERFORMANCE	33

2022 ANNUAL
PROXY STATEMENT

Role of Executive Officers in Compensation Decisions

The Compensation Committee meets with the Company’s Chief Executive Officer and other senior executives to obtain recommendations with respect to the Company’s compensation programs and practices for executives and other employees. The Compensation Committee takes management’s recommendations into consideration but is not bound by management’s recommendations with respect to executive compensation. The compensation for the Chief Executive Officer is recommended by the Compensation Committee to the Board for its review and ratification. While management attends certain meetings of the Compensation Committee, the Compensation Committee also holds executive sessions not attended by any members of management or by non-independent directors.

Use of Market Data for Comparison Against Peer Companies

One factor that the Compensation Committee considers when making compensation decisions is the compensation paid to executives of a peer group of companies. The Compensation Committee also considers other factors discussed below under the heading “Components of Executive Compensation.”

The Compensation Committee reviews the peer companies annually to take into account the volatility and breadth of the industries in which Advanced Energy participates. While the Compensation Committee attempts to maintain consistency year to year, adjustments are made as needed. In consultation with Semler Brossy, the Compensation Committee reviewed its list of peer companies on July 28, 2021, that was used for comparative review for 2021 compensation, and made no changes from the prior year. The list of peer companies consists of the following 15 publicly traded companies of roughly similar size to Advanced Energy, all of which are from related industries, including the semiconductor and electronic equipment industries, and compete with Advanced Energy for executive talent:

Peer Companies
Astronics Corporation	Kulicke & Soffa Industries, Inc.	Novanta, Inc.
Brooks Automation, Inc.	Littelfuse	OSI Systems, Inc.
Coherent, Inc.	MKS Instruments, Inc.	Rogers Corporation
Entregris, Inc.	Monolithic Power Systems, Inc.	SPX
FLIR Systems*	MTS Systems Corporation	Teradyne, Inc.

*FLIR Systems was acquired by Teledyne Technologies in May 2021.

Components of Executive Compensation

For 2021, the principal components of compensation for named executive officers were: (1) base salary, (2) annual performance-based cash compensation under the 2021 STI Plan, (3) long term performance-based equity incentive compensation under the 2021 LTI Plan, and (4) other benefits, each of which is described in more detail below. In determining the amount and relative allocation among each component of compensation for each named executive officer, the Compensation Committee considered, among other factors, the Company’s and each executive officer’s performance during the year, historical rates of executive compensation, data obtained from management’s recruitment activities, the comparative review and analysis provided by Semler Brossy and alignment with the Company’s overall compensation philosophy. As we mentioned above, a majority of our named executive officers’ target compensation in 2021 was performance-based compensation under our 2021 STI Plan and 2021 LTI Plan, consistent with our “pay for performance culture”.

34	PRECISION | POWER | PERFORMANCE

2022 ANNUAL
PROXY STATEMENT

PRINCIPAL COMPENSATION COMPONENTS FOR NAMED EXECUTIVE OFFICERS:

Base Salary	Long-Term Incentive Plan	Short-Term Incentive Plan	Other Benefits

The amount and relative allocation of each of the above components at target depends on the following factors:

Historical rates of Executive Compensation	Data obtained from management’s recruitment activities	Comparative review and analysis provided by the independent compensation consultant	Alignment with the Company’s overall compensation philosophy, the executives’ responsibilities and their performance

Base Salary

Base salaries are set at levels that the Compensation Committee deems to be sufficient to attract and retain highly talented executive officers capable of fulfilling the Company’s key objectives. Base salaries of our named executive officers are also set with the goal of rewarding executive officers on a day-to-day basis for their time and services. For 2021, the Compensation Committee decided to increase each of the named executive officers’ base salary based on a combination of merit increase, peer company compensation and general market trends. The base salaries of each of our named executive officers in 2021 were as follows:

		Base Salary	% Increase
Name	Position	(per annum)	from 2020
Stephen Kelley	President and Chief Executive Officer	$850,000	— *
Paul Oldham	Executive Vice President and Chief Financial Officer	$485,000	5.4%
Eduardo Bernal Acebedo (1)	Executive Vice President and Chief Operations Officer	$417,853	— *
Thomas McGimpsey	Executive Vice President, General Counsel and Corporate Secretary	$393,500	3.0%

Yuval Wasserman (2)	Former President and Chief Executive Officer	$850,000	6.3%
Dana Huth (3)	Former Executive Vice President and Chief Revenue Officer	$410,000	5.1%

* Mr. Kelley and Mr. Bernal Acebedo joined the company in 2021.

(1) Mr. Bernal Acebedo is paid in Singapore Dollars (“SGD”) and his salary was converted to USD using an exchange rate of 0.74115 as of December 31, 2021.

(2) Mr. Wasserman’s base salary increase was approved prior to the announcement of his retirement. Mr. Wasserman retired as President and CEO on March 1, 2021.

(3) Mr. Huth resigned as an officer on July 7, 2021, and left the company on September 13, 2021.

PRECISION | POWER | PERFORMANCE	35

2022 ANNUAL
PROXY STATEMENT

2021 Short Term Incentive Plan Compensation

The 2021 STI Plan provides the Company’s named executive officers with an opportunity to earn an annual cash bonus based on the Company’s achievement of certain financial performance goals. For 2021, the financial measures were revenue, weighted at 40%, Non-GAAP operating income from continuing operations weighted at 40%, and adjusted cash flow weighted at 20%. The Compensation Committee believes that these metrics help to drive balanced performance across the business.

To address ongoing volatility in the markets the Company serves, the 2021 STI Plan provided two six-month performance periods (January 1 - June 30 and July 1 - December 31). The two six-month performance periods applied to Revenue and Non-GAAP operating income from continuing operations. The adjusted cash flow metric was calculated as an annual measure based on fiscal year performance (January 1 – December 31). The Compensation Committee did not adjust the financial goals for either performance period from the original metrics established at the beginning of the year. Any bonus earned during either six-month performance period is not paid until after the end of the fiscal year.

The Compensation Committee set each of our named executive officers’ annual target bonus opportunity as a percentage of his base salary. Actual bonuses awarded to each of our named executive officers may range from 0% to 200% of target depending on actual company performance over the performance periods, as described below. For 2021 these annual bonus targets were as follows:

Name	Target as a % of Base Salary	Target
Stephen Kelley*	100%	$ 850,000
Paul Oldham	70%	$ 339,500
Eduardo Bernal Acebedo*	70%	$ 292,497
Thomas McGimpsey	65%	$ 255,775

Yuval Wasserman**	100%	$ 850,000
Dana Huth***	70%	$ 287,000

*Messrs. Kelley and Bernal Acebedo’s payments are prorated based on their hire dates of March 1, 2021, and September 13, 2021, respectively.

**Mr. Wasserman retired as President and CEO on March 1, 2021, and was eligible for a prorated portion of the 2021 STI payout.

***Mr. Huth resigned as an officer on July 7, 2021, and left the Company on September 13, 2021, and was not eligible for a 2021 STI payout.

Our named executive officers’ bonuses are paid out of a bonus pool, the size of which is contingent on the achievement of certain financial performance goals during the relevant six-month performance period. Achievement of the various performance goals listed in the table below determines the size of the bonus pool for Messrs. Kelley, Oldham, Bernal Acebedo, McGimpsey and Wasserman. Because Mr. Huth left the Company in September 2021, he forfeited his right to receive any payout under the 2021 STI Plan.

The Compensation Committee selected the specific financial performance metrics for 2021 as shown below. These metrics are aligned with the Company’s overall strategic and operating plan. Specifically, the Compensation Committee believes that the non-GAAP metrics are better indicators of the operating performance of the company.

36	PRECISION | POWER | PERFORMANCE

2022 ANNUAL
PROXY STATEMENT

2021 Short Term Incentive Metrics (Values in $M, except as noted)

2021 STI Plan
		Performance Goals			Actual Performance
		Threshold	Target	Stretch		%.
		(50%	(100%	(200%	Dollar	Incentive
Financial Performance Metric	Weight	Payout)	Payout)	Payout)	Value	Earned
Revenue*	40%	$1,255	$1,476	$1,698	$1,456	38.2%
Non-GAAP Operating Income from Continuing Operations**	40%	$160	$262	$357	$211	30.1%
Cash Flow***	20%	$217	$273	$321	$158	—%

				Overall Achievement		68.3%

*

Revenue targets based on total company operations for 2021. The full year targets include a first half target of $725.8M and a second half target of $750.1M. Achievement for 2021 was $712M in the first half and $744M in the second half.

**

Non-GAAP Operating Income from Continuing Operations must be met at threshold to trigger pool funding for the Revenue and non-GAAP Operating Income components. Under the 2021 STI Plan, Non-GAAP Operating Income from Continuing Operations excludes non- cash related charges and non-recurring items. The full year targets include a first half target of $127M and a second half target of $135M. Achievement for 2021 was $114.9M for the first half and $96M for the second half.

***	Cash flow is a full year 2021 target.

Note:  Achievement percentages between the threshold and target and between the target and stretch levels are linearly interpolated.

Results of the 2021 Short Term Incentive Plan

Based on the corporate achievement of 68.3% for 2021, the Company’s payouts under the 2021 Short Term Incentive Plan were as follows:

Financial
(Actual at 68.3% of Target)
Name	Target	Actual
Stephen Kelley*	$ 850,000	$ 486,708
Paul Oldham	$ 339,500	$ 231,879
Eduardo Bernal Acebedo*	$ 292,497	$ 60,206
Thomas McGimpsey	$ 255,775	$ 174,694

Yuval Wasserman**	$ 137,397	$ 93,842
Dana Huth***	—	—

*Messrs. Kelley and Bernal Acebedo’s payments are prorated based on their hire dates of March 1, 2021, and September 13, 2021, respectively.

**Mr. Wasserman retired as President and CEO effective March 1, 2021, and is eligible for a prorated portion of the 2021 STI payout.

***Mr. Huth resigned as an officer on July 7, 2021, and left the company on September 13, 2021, and was not eligible for the 2021 STI payout.

Changes for the 2022 STI Plan

The Compensation Committee, in consultation with Compensia, Inc., maintained the 2022 STI plan largely as designed in 2021, but approved adding a discretionary individual performance-based modifier ranging from 0% to 150% for the named executive officers. The modifier has a cap in which no executive can achieve greater than 200% of the target incentive. The Compensation Committee also approved weighting the potential 2022 STI earned over the two six-month performance periods proportional to the 2022 annual

PRECISION | POWER | PERFORMANCE	37

2022 ANNUAL
PROXY STATEMENT

operating plan where 40% of the incentive potential is calculated in the first half and 60% of the incentive potential is calculated in the second half. Each half will be a stand-alone performance period.

2021 Long-Term Equity Incentive Compensation

During 2021 each of our named executive officers also participated in the 2021 LTI Plan, pursuant to which we granted equity awards under the Company’s 2017 Omnibus Incentive Plan as amended. For 2021, the Compensation Committee determined the following 2021 target dollar value for equity awards granted to each of our named executive officers:

Name	2021 LTI Plan Target Grant Date Fair Value
Stephen Kelley	$4,800,000	(1)
Paul Oldham	$1,200,000
Eduardo Bernal Acebedo	$298,630	(2)
Thomas McGimpsey	$800,000

Yuval Wasserman	—	(3)
Dana Huth	$900,000	(4)

(1)	Mr. Kelley was granted $3.6 million in grant date fair value under the 2021 LTI Plan plus $1.2 million as a new hire grant under the same terms as his 2021 LTI Plan grant.
(2)	Mr. Bernal Acebedo’s 2021 grant was prorated based on his start date in September 2021.
(3)	Mr. Wasserman retired as President and CEO on March 1, 2021, and was not granted a stock-based award in 2021.
(4)	Mr. Huth resigned as an officer on July 7, 2021, and left the Company on September 13, 2021, and forfeited all LTI awards granted during 2021.

LTI Plan targets are set at levels that the Compensation Committee deems to be sufficient to attract and retain highly talented executive officers capable of fulfilling the Company’s key objectives. In consultation with Semler Brossy, the Compensation Committee reviewed the LTI Plan targets of the Company’s executive officers compared to the peer group and general market data to determine an LTI Plan target award value. The Committee determined that each of the named executive officers listed above would receive (a) 50% of the LTI Plan award value in the form of time-based restricted stock units and (b) 50% of the LTI Plan award value in the form of performance stock units. We determined the number of restricted stock units and performance stock units to be granted to each named executive officer by dividing each named executive officer’s target grant date value indicated above by the 30-day trailing average of the closing price of the Company’s common stock leading up to the grant date. With one exception, the grant date was March 1, 2021, for the named executive officers. Mr. Bernal Acebedo’s grant date was September 13, 2021. Further details regarding the number of restricted stock units and performance stock units that we granted to each of the named executive officers under the 2021 LTI Plan can be found in the “Grants of Plan Based Awards” table below.

The grants of restricted stock units in 2021 vest ratably over a three-year period with 1/3 vesting on each anniversary of the grant date.

The Compensation Committee, in consultation with its independent compensation consultant Semler Brossy, re-designed the metrics for the achievement of the performance-based stock units granted as part of the 2021 LTI Plan. In 2021 the performance stock units were based 35% (70% of the 50% PSU target) on our relative total shareholder return (“rTSR”) performance compared to a benchmark performance of the S&P1000, consistent with the Company’s strategy to diversify its markets as an industrial technology growth company, and 15% (30% of the 50% PSU target) based on achievement of strategic goals. A portion of the strategic goals is tied to ESG metrics. The Compensation Committee believes that these metric changes more closely align management’s interests with stockholders and maintains a focus on achieving strategic objectives.

38	PRECISION | POWER | PERFORMANCE

2022 ANNUAL
PROXY STATEMENT

With respect to the rTSR component, eligible participants have the opportunity to earn up to one-third of the performance stock units during each of the 12-month, 24-month and 36-month measurement periods, respectively, based on our rTSR performance compared to the S&P 1000. Eligible participants also have the ability to earn any additional performance stock units not earned in the first two measurement periods if our rTSR ranking relative to the S&P 1000 meets or exceeds the rTSR target percentile during the 36-month performance period. Any earned performance stock units are not eligible to vest until the end of the 36-month performance period. The multi-year structure reflects the cyclical nature of the markets that the Company operates in and encourages performance each year while the 36-month performance period reflects the long- term incentive structure of the plan. For further information on the 2021 LTI Plan, please see the Current Report on Form 8-K filed with the SEC on February 4, 2021. As of December 31, 2021, there was no attainment against this plan.

2021 LTI Performance Stock Unit Performance Goals
		Threshold	Target	Stretch
		(0%	(100%	(200%
Financial Performance Metric	Weight	payout)	payout)	payout)
Relative Total Shareholder Return	70%	-50pp to Index	At Index	+50pp to Index
Strategic Goals*	30%	Varies	Varies	Varies

*Management believes that disclosing the specific strategic goals in the 2021 LTI program would cause competitive harm without adding meaningfully to the understanding of our business.

The chart set forth below shows the 2021 LTI restricted stock units granted in 2021 (which vest in three equal installments on each of the first three anniversaries of the grant date) and the 2021 LTI performance unit awarded and earned as a result of the performance for the year.

		2021 LTI Restricted	2021 LTI Performance		2021 LTI Performance
	2021 LTI Restricted	Stock Units Earned	Stock Units Granted		Stock Units Earned
	Stock Units Granted	During 2021	During 2021		During 2021
Name	(#)	(#)	(at Target) (#)		(#)
Stephen Kelley	22,052	—	22,052	(1)	—
Paul Oldham	5,513	—	5,513	(1)	—
Eduardo Bernal Acebedo	7,459	—	7,459	(1)	—
Thomas McGimpsey	3,675	—	3,675	(1)	—
Yuval Wasserman*	—	—	—		—
Dana Huth**	4,134	—	4,134	(1)	—

(1)	Granted at 200% of the target amount should stretch targets be met.

*Mr. Wasserman retired as President and CEO on March 1, 2021, and was not granted units under the 2021 LTI Plan.

**Mr. Huth resigned as an officer on July 7, 2021, and left the company on September 13, 2021, and therefore forfeited all units under the 2021 LTI Plan.

2020 Long-Term Incentive Plan Performance Stock Units

In 2020, we awarded each of our named executive officers performance stock units under our 2020 LTI Plan that vest based on our achievement of performance metrics over a three-year performance period (2020-2022). Under the 2020 LTI Plan, the performance stock units will vest based on the achievement of revenue and non-GAAP earnings per share (“Non-GAAP EPS”) from continuing operations over a three-year performance period (2020-2022). All or a portion of such performance stock units can vest in any quarter during such three-year performance period if any of the performance goals are independently met over a trailing four quarter period (with the first measurement occurring at the end of the fourth quarter of 2020), contingent upon non-GAAP EPS achievement for the revenue measure. The Compensation Committee believes this early earning opportunity aligns incentives with the business strategy of accelerating growth of the organization. Three-year targets are based on aspirational goals and represent growth rates well above

PRECISION | POWER | PERFORMANCE	39

2022 ANNUAL
PROXY STATEMENT

the underlying markets in which we operate. Since awards are granted annually, there is an “overlapping” effect mitigating the risk of actions to accelerate the earning of any specific year’s award. A threshold level of non- GAAP EPS (indicated in the table below) must be met for any performance stock units to vest, including the performance stock units that would otherwise vest based on the achievement revenue goals. The performance goals for the 2020 LTI performance stock units were as follows and include Artesyn’s financial contribution to the overall achievement:

2020 LTI Performance Stock Unit Performance Goals
		Threshold		Target		Stretch
		(50%		(100%		(200%
Financial Performance Metric	Weight	payout)		payout)		payout)
Revenue	50%	$1.30	B	$1.53	B	$1.7B
Non-GAAP EPS	50%	$4.00		$6.33		$7.00

For the 2020 LTI Plan, we intend to evaluate business results quarterly against the established performance metrics of Revenue and Non-GAAP EPS for the preceding four (4) fiscal quarters to determine the percentage of the PSU grant that is eligible to vest; provided, however, that with respect to the CEO, the Board shall be consulted prior to any final determination. These quarterly reviews will continue until the end of the Performance Period.

At the end of the three-year performance period, we will interpolate final performance between threshold and target and target and stretch for the highest consecutive trailing four quarter period in the three-year performance period and vest any remaining performance stock units accordingly.

Over the four-quarter period beginning on January 1, 2021, and ending on December 31, 2021, the Company achieved Revenue of $1.456B and $4.79 non-GAAP EPS from continuing operations. The chart set forth below shows the 2020 LTI restricted stock units granted in 2020 (which vest in three equal installments on each of the first three anniversaries of the grant date, which was March 3, 2020) and the 2020 LTI performance units awarded and earned as a result of the performance for the year.

			2020 LTI Restricted	2020 LTI Performance		2020 LTI Performance
		2020 LTI Restricted	Stock Units Earned	Stock Units Granted		Stock Units Earned
		Stock Units Granted	During 2021	During 2020		During 2021
Name		(#)	(#)	(at Target) (#)		(#)
Stephen Kelley	(1)	—	—	—	(2)	0
Paul Oldham		7,231	2,411	7,231	(2)	3,616
Eduardo Bernal Acebedo	(1)	—	—	—	(2)	—
Thomas McGimpsey		5,423	1,808	5,423	(2)	2,712

Yuval Wasserman*		24,587	8,196	24,587		12,294
Dana Huth**		5,062	1,688	5,062	(2)	2,530

(1)	Messrs. Kelley and Bernal Acebedo did not receive a grant for the 2020 plan year.
(2)	Granted at 200% of this amount should stretch targets be met.

*Mr. Wasserman retired as President and CEO on March 1, 2021.

**Mr. Huth resigned as an officer on July 7, 2021, and left the company on September 13, 2021, and therefore was not eligible to receive any of the 2020 LTI awards during 2021.

40	PRECISION | POWER | PERFORMANCE

2022 ANNUAL
PROXY STATEMENT

2019 Long-Term Incentive Plan Performance Stock Units

In 2019, we awarded each of our named executive officers performance stock units under our 2019 LTI Plan that vest based on our achievement of performance metrics over a three-year performance period (2019-2021). Like the performance stock units that we granted in 2020, all or a portion of the 2019 LTI performance stock units can vest in any quarter during the three-year performance period if any of the performance goals are independently met over a trailing four quarter period. The performance goals for the 2019 LTI performance stock units were as follows:

2019 LTI Performance Stock Unit Performance Goals
		Threshold		Target		Stretch
Financial Performance Metric	Weight	(50% payout)		(100% payout)		(200% payout)
Revenue	50%	$950	M	$1.19	B	$1.31B
Non-GAAP EPS	50%	$6.50		$7.00		$7.50

Under the 2019 LTI Plan, the non-GAAP EPS thresholds required to trigger vesting were not met and no 2019 LTI performance units were earned.

The chart set forth below shows the 2019 LTI restricted stock units awarded in 2019 and vested in 2021 and the 2019 LTI performance units granted (subject to performance) and earned as a result of the performance for the year.

			2019 LTI Restricted	2019 LTI Performance		2019 LTI Performance
		2019 LTI Restricted	Stock Units Earned	Stock Units Granted		Stock Units Earned
		Stock Units Granted	During 2021	During 2019		During 2021
Name		(#)	(#)	(at Target) (#)		(#)
Stephen Kelley	(1)	—	—	—	(2)	—
Paul Oldham		8,930	2,976	8,930	(2)	—
Eduardo Bernal Acebedo	(1)	—	—	—	(2)	—
Thomas McGimpsey		6,945	2,315	6,945	(2)	—

Yuval Wasserman*		31,256	10,418	31,256		—
Dana Huth**		2,722	907	5,445		—

(1)	Messrs. Kelley and Bernal Acebedo did not receive grants for the 2019 plan year.
(2)	Granted at 200% of this amount should stretch targets be met.

*Mr. Wasserman retired as President and CEO on March 1, 2021

**Mr. Huth left the Company on July 7, 2021, and therefore was not eligible to receive any of the 2019 LTI awards during 2021.

Additional information regarding the number of stock units that vested under our 2019, 2020, and 2021 LTI Plans for each named executive officer in 2021 can be found below in the “2021 Option Exercises and Stock Vested” table and information regarding the number of stock units that are unvested but remain outstanding for each named executive officer can be found below in the “2021 Outstanding Awards at Fiscal Year End” table.

PRECISION | POWER | PERFORMANCE	41

2022 ANNUAL
PROXY STATEMENT

Potential Changes for the 2022 LTI Plan

The Compensation Committee, in consultation with Compensia, Inc., is in the process of exploring changes to our 2022 Long Term Incentive Plan, including potentially including other equity compensation vehicles, such as stock options, for our named executive officers, to further align performance incentives with shareholder interests, and help to retain our key staff for 2022 and beyond.

Artesyn Performance-Based Integration Cash Incentive Program

On October 25, 2019, given the importance of executing the successful integration of the Artesyn acquisition to the Company’s strategy and financial results, the Company approved a performance-based cash integration incentive program for select employees and members of management (including the named executive officers) that would reward participants should the Company achieve identified synergies, accretion targets and significant milestones related to factory and facility optimization, all with respect to the integration of Artesyn Embedded Technologies, Inc.’s Embedded Power business during the 2020 and 2021 performance period (the “Integration Incentive Program”). The Integration Incentive Program was in addition to other incentive programs and may have an accelerated pay-out if targets and milestones are achieved early. Under the Integration Incentive Program, an eligible participant can achieve between 0% and 150% of target with a threshold achievement of 50% of target based on achievement of specific financial and integration goals. The eligible named executive officers under the Integration Incentive Program and their target cash incentive opportunity at 100% of target (shown in parenthesis) are as follows: Yuval Wasserman, former President & Chief Executive Officer ($725,000), Paul Oldham, EVP & Chief Financial Officer ($725,000), and Thomas O. McGimpsey, EVP and General Counsel ($600,000).

Performance against goals for the performance period ending November 1, 2021 was in excess of target, resulting in payouts to executives as follows: Yuval Wasserman ($241,425) Paul Oldham ($241,425) and Thomas McGimpsey ($199,800). No other named executive officer received an award from this program. All awards were reviewed and recommended by the Compensation Committee and approved by the Board.

Other Benefits

As U.S. employees, the executive officers were eligible to participate in health and welfare benefits, as offered to our U.S. workforce. These benefits are designed to attract and retain a skilled workforce in a competitive marketplace. These benefits also help ensure that the Company has a healthy and focused workforce through reliable and competitive health and other personal benefits. These benefits were considered in relation to the total compensation package but did not materially impact decisions regarding other elements of executive officer compensation.

All U.S. employees of the Company including the executive officers are eligible to participate in the Company’s 401(k) savings plan and are eligible to receive matching contributions from the Company of fifty percent (50%) of the first six percent (6%) of compensation contributed to the plan by the employee. The Company’s 401(k) savings plan was amended in 2021 to provide for immediate vesting of the Company’s matching contributions.

Deferred Compensation Plan

In 2021, the Company established a deferred compensation plan that commenced in 2022. The plan will allow a group of management employees, including the named executive officers, to defer receiving certain of their cash compensation.

The Company will also credit to each participant’s account under the plan an amount equal to the employer matching contribution that would have been made for the participant under the Company’s 401(k) plan that

42	PRECISION | POWER | PERFORMANCE

2022 ANNUAL
PROXY STATEMENT

could not be made under that plan due to limitations under the tax code. The Company also may make discretionary contributions to participants’ accounts in the plan.

Earnings and losses on amounts deferred under the plan will be determined on the basis of the participants’ deemed investments of their account balances into commercially available investment funds selected by the participants from among the funds made available from time to time by the Compensation Committee.

Generally, distributions under the plan will be paid in a lump sum in cash six months after the participant’s separation from service unless the participant has elected to receive annual installments over a period of up to ten years or the participant has begun receiving distributions as a result of an election to receive distributions on a specified date prior to separation from service. A participant also may elect to receive distributions on the participant’s death or disability.

Tax and Accounting Implications

When determining the compensation packages of our named executive officers, the Compensation Committee considers all factors that may have an impact on our financial performance, such as accounting rules and tax regulations, including Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a tax deduction to publicly traded corporations for compensation in excess of $1 million paid for any fiscal year to certain covered employees, generally including our named executive officers. The Compensation Committee believes that the tax deduction limitation should not compromise the Company’s ability to design and maintain executive compensation arrangements necessary to attract and retain strong executive talent. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that in certain cases is not deductible for federal income tax purposes.

Response to the 2021 Advisory Vote on Executive Compensation

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the SEC’s rulemakings thereunder, we offered our stockholders an advisory vote on executive compensation as set forth more fully in our 2021 proxy statement. As reported on the Current Report on Form 8-K filed with the SEC on April 30, 2021, over 34.6 million shares of our common stock voted in favor of the executive compensation paid to our named executive officers at our 2021 Annual Meeting, representing approximately 99% of the votes cast on the proposal. In light of this approval rate, our Compensation Committee believed that no significant changes to our compensation programs were required. We will continue to carefully consider our annual votes in making future compensation decisions. We value the feedback of all of our stockholders and encourage all of our stockholders to vote on Proposal No. 3 as contained in this proxy statement.

Anti-Hedging and Anti-Pledging Policies

The Company’s insider trading policy prohibits all employees, officers, directors and their family and controlled entities from engaging in any hedging or pledging transactions with respect to the Company’s common stock without prior approval.

Stock Ownership Policy

We maintain a Stock Ownership Policy that is applicable to the Chief Executive Officer, the named executive officers reporting to the Chief Executive Officer and non-employee members of the Board of Directors. The Stock Ownership Policy provides that (a) the Chief Executive Officer shall own an amount of stock of the Company with a value equal to at least five (5) times his or her annual base salary (excluding any bonus, award or special compensation), (b) the named executive officers reporting to the Chief Executive Officer shall own an amount of stock of the Company with a value equal to at least three (3) times his or her annual base salary (excluding any bonus, award or special compensation), and (c) non-employee members of the Board of Directors shall own an amount of stock of the Company with a value equal to at least five (5) times

PRECISION | POWER | PERFORMANCE	43

2022 ANNUAL
PROXY STATEMENT

the annual retainer for Board service (exclusive of any compensation for Committee service, meeting fees, leadership roles and the like), based in each case, on the volume weighted average closing price of the Company’s stock for the two fiscal years as of December 31 of the applicable year and subject to the terms in the policy. The policy provides for a phase-in period over five years to achieve the respective ownership goal. The CEO, named executive officers and non-employee members of the Board either currently conform to the policy or are on track to fully comply within the required time period.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in a document filed under the Securities Act or the Exchange Act.

The Compensation Committee of the Board has reviewed and discussed with management the above Compensation Discussion and Analysis for fiscal year 2021. Based upon the review and discussions, the Compensation Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for its 2022 Annual Meeting.

This report is submitted by the Compensation Committee.

Frederick A. Ball, Chair

Anne T. DelSanto

Lanesha T. Minnix*

David W. Reed*

Thomas M. Rohrs

John A. Roush

*On February 1, 2022, Ms. Minnix left the Compensation Committee to join the Audit & Finance Committee and Mr. Reed joined the Compensation Committee.

Compensation Risk Assessment

In 2021, the Compensation Committee, with the assistance of our new compensation consultant, Compensia, Inc., reviewed the formal risk assessment for all our incentive compensation programs that have material impact on our financial statements. In conducting such review, the Compensation Committee considered key information about each incentive compensation plan within our compensation program, including the number of participants, target annual awards, performance metrics, and design features. As a result of such review, the Compensation Committee determined that none of our incentive plans presents a material adverse risk to the financial statements of the Company.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Ball (Chair), Reed, Rohrs, Roush and Ms. DelSanto. There are no interlocking relationships as defined in the applicable SEC rules.

During 2021, no executive officer of Advanced Energy served as a member of the board of directors or compensation committee of another company that has any executive officers or directors serving on Advanced Energy’s Board of Directors or its Compensation Committee.

Change in Control and General Severance Agreements

The Company entered into certain executive change in control and general severance agreements (the “agreements”) in 2018 with Messrs. Oldham and McGimpsey, and in 2021 with Mr. Kelley. The agreements

44	PRECISION | POWER | PERFORMANCE

2022 ANNUAL
PROXY STATEMENT

provide each of the executive officers with severance payments and certain benefits in the event of a termination without cause (as defined in the agreements) at any time (known as the “General Severance Benefits”), or a termination without cause or for good reason (as defined in the agreements) following an actual, or during a pending, change in control (known as “CIC Benefits”). The Company provides CIC Benefits in order to keep management focused on the Company’s stated corporate objectives irrespective of whether the achievement of such objectives makes the Company attractive for acquisition, and to avoid the distraction and loss of key management that could occur in connection with a rumored or actual change in corporate control. The Company decided to also provide General Severance Benefits in these agreements after determining that such benefits were commonly provided by the Company’s peers. The Compensation Committee approved the terms and conditions of the agreements based on consideration of marketplace benchmark data and the Company’s retention objectives.

Under these agreements, if the executive’s employment is terminated without cause (and not in connection with a change in control), then the General Severance Benefits provided to the executive are: (a) all then accrued compensation, (b) a lump sum payment equal to one times (1x) (or in the case of the Chief Executive Officer, one and a half times (1.5x)) the executive’s then current annual base salary, (c) continuation of insurance and other benefits for twelve (12) months following the date of termination, (d) an amount equal to the contributions that would have been made to the Company’s retirement plans on behalf of executive, if the executive had continued to be employed for twelve (12) months following the date of termination, and (e) reimbursement, up to $15,000, for outplacement services.

Under these agreements, in the event of an executive’s termination without cause or for good reason within 12 months following an actual, or during a pending, change in control, the CIC Benefits provided to the executive are: (a) all then accrued compensation and a pro-rata portion of executive’s target bonus for the year in which the termination is effected, (b) a lump sum payment equal one and a half times (1.5x) the executive’s then current annual base salary and target bonus for the year in which the termination is effected (or in the case of the Chief Executive Officer, two times (2x) the then current annual base salary and target bonus amount), (c) continuation of insurance and other benefits for 18 months following the date of termination, (d) an amount equal to the contributions that would have been made to the Company’s retirement plans on behalf of executive, if the executive had continued to be employed for twelve (12) months following the date of termination, (e) reimbursement, up to $15,000, for outplacement services, and (f) full vesting and right to exercise all stock options, equity grants and other equity awards (at maximum) then held by the executive so terminated.

The payment of the General Severance Benefits and CIC Benefits under these agreements are conditioned upon the executive’s execution of a release of claims against the Company.

CEO Pay Ratio

As required by Securities and Exchange Commission rules we are providing the following information about the ratio of the median annual total compensation of our employees and the annual total compensation of Mr. Kelley, our President and Chief Executive Officer. For the year ended December 31, 2021:

●	the median of the annual total compensation of all employees of our Company was reasonably estimated to be $10,312. The median identified is a non-employee agency worker located in Malaysia working as a Material Handler I - Agency.
●	the annual total compensation of Mr. Kelley, annualized for full year 2021, was $9,566,620. To calculate Mr. Kelley’s annual compensation, we annualized base salary by applying his annual rate for 12 months and we annualized his incentive pay by applying the full year short term incentive bonus payment at target.
●	based on this information, the ratio of the annual total compensation of our chief executive officer to the median of the annual total compensation of all other employees is estimated to be 928 to 1.

PRECISION | POWER | PERFORMANCE	45

2022 ANNUAL
PROXY STATEMENT

Excluding our CEO, we previously identified the median employee by examining the base salary for all individuals we employed on December 31, 2021, the last day of our payroll year. We included all our employees globally, whether full-time, part-time, or seasonal, including any interns, fixed-term, apprentice, or agency temporary employees. We annualized the total actual base salary for any individual that works full-time but was hired after January 1, 2021. For any employee that we paid in currency other than U.S. Dollars, we then applied the applicable foreign currency exchange rate as of December 31, 2021 to convert such employee’s total compensation into U.S. Dollars.

Once we identified our median employee, we added together all of the elements of such employee’s compensation for 2021 in the same way that we calculate the annual total compensation of our named executive officers in the Summary Compensation Table. To calculate our ratio, we divided Mr. Kelley’s annualized total compensation by the median employee’s annual total compensation. Mr. Kelley’s compensation in the Summary Compensation Table listed below reflects his compensation from his start date of March 1, 2021, without annualization.

Equity Compensation Plan Information

The Company currently maintains two equity compensation plans: The Company’s 2017 Omnibus Incentive Plan, as amended, and the Employee Stock Purchase Plan (“ESPP”). Both plans were approved by the Company’s stockholders. The following table sets forth the number of shares of common stock subject to outstanding options and other rights, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2021, in each of the equity compensation plans.

	A		B	C
Number of
securities
remaining
available for
issuance under
equity
compensation
	Number of securities to		Weighted average	plans (excluding
	be issued upon exercise		exercise price of	securities
	of outstanding options,		outstanding options,	reflected in
	warrants and rights		warrants and rights	column (A)
Plan Category	(#)		($)	(#)
Equity Compensation plans approved by security holders	112,239	(1)	24.41	2,553,620	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	112,239		24.41	2,553,620

(1)	Includes 112,239 shares subject to stock options.
(2)	Includes 664,748 shares available for future issuance under the ESPP.

46	PRECISION | POWER | PERFORMANCE

2022 ANNUAL
PROXY STATEMENT

Management

Executive officers of the Company are appointed by the Board and serve until their successors have been appointed and qualified or until their earlier resignation or removal by the Board. The following table sets forth names and ages of our current executive officers of the Company and their respective positions with the Company as of the date of this proxy.

Name	Age	Position	Principal Occupation and Business Experience

STEPHEN KELLEY	59	President, Chief Executive Officer and Director

Stephen D. Kelley has served as President & Chief Executive Officer, and as a member of Board of Directors of the Company since March 2021. Mr. Kelley served as President & CEO of Amkor Technology, Inc. (AMKR), a publicly traded leading semiconductor package and test company, from May 2013 to June 2020. Prior to joining Amkor, Mr. Kelley served as Senior Advisor to Advanced Technology Investment Company, the Abu Dhabi-sponsored investment company that owns GlobalFoundries, until December 2012. Mr. Kelley served as Executive Vice President and Chief Operating Officer of Cree from 2008 to 2011. Previously, Mr. Kelley held executive leadership roles of various businesses at companies including Texas Instruments, Philips Semiconductors, National Semiconductor and Motorola. Mr. Kelley holds an SB ChE from the Massachusetts Institute of Technology and a JD from Santa Clara University.

PAUL OLDHAM	59	Executive Vice President, Chief Financial Officer

Mr. Oldham joined the Company in May 2018 as its Executive Vice President & Chief Financial Officer. Previously Mr. Oldham served as the Senior Vice President of Administration, Chief Financial Officer and Corporate Secretary of Electro Scientific Industries, Inc., a developer and manufacturer of laser-based production equipment (“ESI”), from February 17, 2016, until December 4, 2017, and as the Vice President of Administration, Chief Financial Officer and Corporate Secretary of ESI from January 7, 2008 until February 16, 2016. Prior to joining ESI, Mr. Oldham was employed at Tektronix, Inc., a test, measurement, and monitoring company, since 1988, where he held several senior leadership positions, including Vice President Finance and Corporate Controller, Vice President - Treasurer and Investor Relations and European Operations Controller. Mr. Oldham has a bachelor’s degree in Accounting and an MBA in accounting and finance from Brigham Young University.

EDUARDO BERNAL ACEBEDO	55	Executive Vice President, Chief Operations Officer

Mr. Bernal Acebedo joined the Company in September 2021 as Executive Vice President and Chief Operations Officer and is based in Singapore. Mr. Bernal Acebedo has more 30 years of experience managing global operations in the semiconductor industry and has successfully led large, complex, global organizations through phases of significant growth and transformation. He joined the Company from NXP Semiconductors (NXPI), where he was senior vice president of assembly and test operations, responsible for a global footprint of multiple factories with a team of 12,000 employees. Prior to that, Mr. Bernal Acebedo was with Texas Instruments, where he held various leadership roles in operations, manufacturing, planning, and quality. Mr. Bernal Acebedo holds a Bachelor of Science degree in Industrial Engineering from the Technological Institute of Aguascalientes in Mexico and is a graduate of the Leading Organization & Change program from the Massachusetts Institute of Technology.

PRECISION | POWER | PERFORMANCE	47

2022 ANNUAL
PROXY STATEMENT

Name	Age	Position	Principal Occupation and Business Experience

THOMAS MCGIMPSEY	60	Executive Vice President, General Counsel & Corporate Secretary

Mr. McGimpsey joined the Company in April 2009 and currently serves as its Executive Vice President, General Counsel & Corporate Secretary. Mr. McGimpsey has also served as Chief Administrative Officer from 2020 to 2021, interim Chief Financial Officer in 2018, Corporate Development (M&A) Officer from 2011 to 2015 and the executive leading the IT Department from 2010 to 2013, all while serving as General Counsel. Prior to joining the Company, Mr. McGimpsey was Vice President of Operations at First Data Corporation from February 2008 to April 2009. During 2007, Mr. McGimpsey was a consultant and legal advisor to various companies. Prior to that, Mr. McGimpsey was the Executive Vice President of Business Development & Chief Legal Officer for McDATA Corporation from July 2000 to January 2007 when the company was sold. From February 1998 until its sale in June 2000, Mr. McGimpsey held the position of Director and Senior Corporate Attorney at US WEST, Inc. From 1991 to 1998, Mr. McGimpsey was in private practice at national law firms. From 1984 to 1988, Mr. McGimpsey was a Senior Engineer for Software Technology, Inc. (a Harris company). Mr. McGimpsey is a Board member of CPP, Inc., an international engineering services company. Mr. McGimpsey received his MBA (with distinction) from Colorado State University, his Juris Doctor degree from the University of Colorado and his B.S. degree in Computer Science from Embry- Riddle Aeronautical University. Mr. McGimpsey was a National Association of Corporate Directors (NACD) Board Leadership Fellow.

48	PRECISION | POWER | PERFORMANCE

2022 ANNUAL
PROXY STATEMENT

Summary Compensation

The following table shows compensation information for fiscal 2019, 2020, and 2021 for the named executive officers. We did not have any other executive officers during fiscal 2021.

										Change in
										Pension Value
										and
										Nonqualified
								Non-Equity		Deferred
						Stock	Option	Incentive Plan		Compensation	All Other
		Salary		Bonus		Awards	Awards	Compensation		Earnings	Compensation		Total
Name and Principal Position	Year	($)		($)		($)(4)	($)	($)(5)		($)	($)(6)		($)
Stephen Kelley	2021	656,571		203,299	(1)	5,147,213	—	488,133		—	10,805		6,506,021
President and	2020	—		—		—	—	—		—	—		—
Chief Executive Officer	2019	—		—		—	—	—		—	—		—

Paul Oldham	2021	470,051		—		1,286,759	—	473,983	(2)	—	10,677		2,241,470
Executive Vice President	2020	460,000		—		862,254	—	1,256,300		—	11,906		2,590,460
and Chief Financial Officer	2019	425,200		—		927,648	—	238,112		—	10,233		1,601,193

Eduardo Bernal Acebedo	2021	116,881	(7)	200,111	(7)	822,259	—	60,383		—	37,903	(8)	1,237,537
Executive Vice President	2020	—		—		—	—	—		—	—		—
and Chief Operations Officer	2019	—		—		—	—	—		—	—		—

Thomas McGimpsey	2021	382,036		—		857,800	—	375,006	(2)	—	10,428		1,625,270
Executive Vice President	2020	382,000		—		646,668	—	978,180		—	11,906		2,018,754
and General Counsel	2019	360,500		—		721,447	—	173,040		—	10,073		1,265,060

Yuval Wasserman*	2021	819,168		—		—	—	335,542	(2)	—	10,335		1,165,045
Former President and	2020	800,000		—		2,931,784	—	2,045,000		—	17,605		5,794,389
Chief Executive Officer	2019	721,000		—		3,246,873	—	635,000		—	10,552		4,613,425
Dana Huth**	2021	296,788				964,940		165,000	(3)		121,845		1,548,573
Former Executive Vice President	2020	390,000		—		603,593	—	563,970		—	61,754		1,619,317
and Chief Revenue Officer	2019	—		—		—	—	—		—	—		—

(1)	The Company paid Mr. Kelley a cash payment for relocation to Denver, Colorado.
(2)	The amounts shown for 2021 include amounts earned and paid during 2021 under the Company’s performance-based cash integration incentive program relating to the integration of Artesyn Embedded Technologies, Inc.’s Embedded Power business as described above under the heading “Artesyn Performance-Based Integration Cash Incentive Program.” The amounts paid to Messrs. Oldham, McGimpsey and Wasserman were $241,425, $199,800 and $241,425, respectively.
(3)	Includes a payment made to Mr. Huth for the second 50% of his Artesyn Retention Bonus intended to ensure that key executives remain engaged with the integration of Artesyn Embedded Technologies into the Company’s business operations.
(4)	The value of the Stock Awards listed relate to the Long-Term Incentive Plan and represents the full grant date value in accordance with FASB ASC Topic 718 of: (a) time-based restricted stock units with one-third vesting on each anniversary of the date of grant and (b) performance stock unit awards that may vest during a three-year period contingent on achievement of certain performance goals. The value of the 2021 performance stock units is shown in the table assuming the target performance goals were met. The 2021 maximum amount of total stock awards assuming 200% achievement for Messrs. Kelley, Oldham, Bernal Acebedo, and McGimpsey would be $5,382,564, $1,345,554, $330,542, and $897,031, respectively. The value of the 2020 performance stock units is shown in the table assuming the target performance goals were met. The 2020 maximum amount of total stock awards assuming 200% achievement for Messrs. Wasserman, Oldham, McGimpsey and Huth would be $4,397,690, $1,293,396, $970,017, and $905,389, respectively. The value of the 2019 performance stock units is shown in the table assuming the target performance goals were met. The 2019 maximum amount of total stock awards assuming 200% achievement for Messrs. Wasserman, Oldham, and McGimpsey would be $4,870,310, $1,391,473, and $1,008,222, respectively. The assumptions used to calculate the value of Stock Awards are set forth under Note 18 of the Notes to Consolidated Financial Statements included in Advanced Energy’s Annual Report on Form 10‑K for fiscal year ended December 31, 2021, filed with the SEC on March 16, 2022.
(5)	For each named executive officer, the amount shown in this column for the STI plan represents the amount earned under the STI plan with respect to the year shown, though the amounts were actually paid in the subsequent fiscal year pursuant to the terms of the STI plan.

PRECISION | POWER | PERFORMANCE	49

2022 ANNUAL
PROXY STATEMENT

(6)	All other compensation for each named executive officer consists of a 401(k) employer matching contribution (in the amount of $8,700) and the cost of excess life insurance and disability insurance premiums that the Company paid on behalf of the named executive officer (in the amount of $1,755, $1,977, $980, $1,728, $2,105 and $1,316 for Messrs. Kelley, Oldham, Bernal Acebedo, McGimpsey, Wasserman and Huth, respectively).
(7)	Payments made to Mr. Bernal Acebedo have been converted from SGD to USD using an exchange rate of 0.74115 as of December 31, 2021, including the cash signing bonus paid to Mr. Bernal Acebedo when he joined the Company.
(8)	The amount shown for 2021 includes allowances for transportation and housing of $27,489 and a portion of Mr. Bernal Acebedo’s annual wage supplement (AWS) of $9,686.69 prorated from his hire date of September 13, 2021. Both have been converted from SGD to USD using and exchange rate of 0.74115 as of December 31, 2021.

*Mr. Wasserman retired as President and CEO effective March 1, 2021.

**Mr. Huth resigned as an officer on July 7, 2021, and left the company on September 13, 2021.

2021 Grants of Plan-Based Awards

The following table shows all plan-based awards for each of the named executive officers during 2021. The unvested portion of the stock awards identified in the table below are also reported in the Outstanding Equity Awards at 2021 Year-End table on the following page.

									All Other
								All Other	Option
								Stock	Awards:
								Awards:	Number of	Exercise or
		Estimated Future Payouts Under Non-Equity			Estimated Future Payouts Under Equity			Number of	Securities	Base Price of	Grant Date
		Incentive Plan Awards (1)			Incentive Plan Awards (2)			Shares of	Underlying	Option	Fair Value of
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or Units	Options	Awards	Stock and
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	(#)	($/share)	Option Awards ($)(4)
Stephen Kelley	3/1/2021	425,000	850,000	1,700,000	-	-	-	22,052	-	-	2,455,931
	3/1/2021				7,718	15,436	30,873				1,954,569
	3/1/2021				2,205	6,615	13,230				736,712
Paul Oldham	3/1/2021	169,750	339,500	679,000	-	-	-	5,513	-	-	613,983
	3/1/2021				1,930	3,859	7,718				488,627
	3/1/2021				551	1,653	3,307				184,150
Eduardo Bernal Acebedo	9/13/2021	146,248	292,497	584,994	-	-	-	7,459	-	-	656,989
	9/13/2021				602	1,205	2,410				119,954
	9/13/2021				171	514	1,029				45,317
Thomas McGimpsey	3/1/2021	127,887	255,755	511,500	-	-	-	3,675	-	-	409,285
	3/1/2021				1,286	2,572	5,145				325,730
	3/1/2021				367	1,102	2,205				122,785

Yuval Wasserman*	3/1/2021	68,698	137,397	274,794	-	-	-	-	-	-	-

Dana Huth**	3/1/2021	-	-	-	-	-	-	4,134	-	-	460,404
	3/1/2021				1,447	2,894	5,788				366,438
	3/1/2021				413	1,240	2,480				138,098

(1)Amounts shown are estimated payouts for 2021 under the Company’s STI plan. The target bonus amount equals a specified percentage of each named executive officer’s base salary as of December 31, 2021, as described in more detail above under “Components of Executive Compensation-2021 Short Term Incentive Plan Compensation.” The maximum amount shown is 2.0 times the target bonus amount for each of the named executive officers. Actual bonuses received by these named executive officers for 2021 (including proration for partial year service) are reported in the Summary Compensation table under the column entitled “Non-Equity Incentive Plan Compensation.”
(2)Reflects the performance stock units that vest upon the Company’s achievement of certain performance goals during the three-year period 2021-2023. These awards are described in more detail above under “Components of Executive Compensation-2021 Long-Term Equity Incentive Compensation.”

50	PRECISION | POWER | PERFORMANCE

2022 ANNUAL
PROXY STATEMENT

(3)Reflects restricted stock units that vest in 1/3 on each anniversary of the grant date. These awards are described in more detail above under “Components of Executive Compensation-2021 Long-Term Equity Incentive Compensation.”
(4)	The value of the restricted stock units and performance stock units are based on the fair value as of the grant date of such award determined pursuant to FASB ASC Topic 718.

*Mr. Wasserman retired as President and CEO on March 1, 2021, and did not receive a 2021 grant.

**Mr. Huth resigned as an officer on July 7, 2021, and left the company on September 13, 2021.

2021 Outstanding Equity Awards at Fiscal Year-End

The following table shows all outstanding equity awards held by the named executive officers as of December 31, 2021. Some of the following awards identified in the table below are also reported in the Grants of Plan-Based Awards Table above.

	Option Awards					Stock Awards
			Equity Incentive						Equity Incentive	Equity Incentive
			Plan Awards:						Plan Awards:	Plan Awards:
	Number of	Number of	Number of						Number of	Market or Payout
	Exercisable	Unexercisable	Securities			Number of		Market Value	Unearned	Value of
	Securities	Securities	Underlying			Shares or Units		of Shares or	Shares, Units or	Unearned Shares,
	Underlying	Underlying	Unexercised	Option		of Stock That		Units of Stock	Other Rights	Units or Other
	Unexercised	Unexercised	Unearned	Exercise	Option	Have Not		That Have Not	That Have Not	Rights That Have
	Options	Options	Options	Price	Expiration Date	Vested		Vested	Vested	Not Vested
Name	(#)	(#)	(#)	($)	(1)	(#)		($)	(#)(2)	($)(8)
Stephen Kelley	—	—	—	—	—	22,052	(3)	$2,008,055	44,103	$4,016,019

Paul Oldham	—	—	—	—	—	13,309	(4)	$1,211,917	39,732	$3,617,996

Eduardo Bernal Acebedo	—	—	—	—	—	7,459	(5)	$679,216	3,430	$312,336

Thomas McGimpsey	6,995	—	—	26.32	2/5/2025	9,605	(6)	$874,631	29,376	$2,674,978

Yuval Wasserman*	28,429	—	—	18.77	10/1/2024	26,809	(7)	$2,441,227	99,393	$9,050,726
	68,945			26.32	2/5/2025

Dana Huth**	—	—	—	—	—	—		—	—	—

(1)All options expire 10 years following the date of grant and vest one-third per year on each of the first three anniversaries of the date of grant.
(2)Calculated based on the achieved performance for fiscal 2021. Performance stock units can vest in any quarter during their respective three-year performance period if any of the performance goals are independently met over a trailing four quarter period. These awards are described in more detail above under “Components of Executive Compensation."
(3)7,351 shares vest on March 1, 2022, 7,351 shares vest on March 1, 2023, and 7,350 shares vest on March 1, 2024, all from the 2021 LTI plan.
(4)2,976 shares vest on February 22, 2022 from the 2019 LTI plan, 1,838 shares vest on March 1, 2022 from the 2020 LTI plan, 2,410 shares vest on March 3, 2022 from the 2020 LTI plan, 1,838 shares vest on March 1, 2023 from the 2021 LTI plan, 2,410 shares vest on March 3, 2023 from the 2020 LTI plan and 1,837 shares vest March 1, 2024 from the 2021 LTI plan.

PRECISION | POWER | PERFORMANCE	51

2022 ANNUAL
PROXY STATEMENT

(5)2,487 shares vest on September 13, 2022, 2,487 shares vest on September 12, 2023, and 2,485 shares vest on September 13, 2024, all from the 2021 LTI plan.
(6)2,315 shares vest February 22, 2022 from the 2019 LTI plan, 1,225 shares vest on March 1, 2022 from the 2021 LTI plan, 1,808 shares vest on March 3, 2022 from the 2020 LTI Plan, 1,225 shares vest on March 2, 2023 from the 2021 LTI plan, 1,807 shares vest on March 3, 2023 from the 2020 LTI plan, and 1,225 shares vest on March 1, 2024 from the 2021 LTI plan.
(7)	10,418 shares vest on February 22, 2022, from the 2019 LTI plan, 8,196 shares vest on March 3, 2022, and 8,195 shares vest on March 3, 2023, both from the 2020 LTI Plan. Pursuant to Mr. Wasserman’s separation agreement, all unvested RSUs and PSUs will be forfeited after March 31, 2022.
(8)	Equity Incentive Plan Awards value is based on achievement of stretch goals of 200% of target.

*Mr. Wasserman retired as President and CEO on March 1, 2021, and is not eligible for future vesting of outstanding equity awards beyond March 31, 2022.

**Mr. Huth resigned as an officer on July 7, 2021, and left the company on September 13, 2021.

2021 Option Exercises and Stock Vested

The following table shows all stock awards vested and value realized upon vesting, by the named executive officers during 2021. No stock options were exercised by the named executive officers during 2021.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized	Acquired on	Realized
	Exercise	on Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)(1)
Stephen Kelley	—	—	—	$—
Paul Oldham	—	—	10,424 (3)	1,111,575
Eduardo Bernal Acebedo	—	—	—	—
Thomas McGimpsey	—	—	8,442 (4)	906,509

Yuval Wasserman*	30,000	$2,192,164	37,798 (2)	4,057,259
Dana Huth**	—	—	5,125 (5)	532,831

(1)The value realized equals the market value of the Company’s common stock on the release date, multiplied by the number of shares that vested.
(2)Of this number, 16,653 shares were withheld by the Company to cover tax withholding obligations.
(3)Of this number, 4,507 shares were withheld by the Company to cover tax withholding obligations.
(4)Of this number, 3,629 shares were withheld by the Company to cover tax withholding obligations.
(5)Of this number, 2,014 shares were withheld by the Company to cover tax withholding obligations.

*Mr. Wasserman retired as President and CEO on March 1, 2021.

**Mr. Huth resigned as an officer on July 7, 2021, and left the company on September 13, 2021.

Pension Benefits

Advanced Energy’s named executive officers do not participate in any defined-benefit pension plan. Advanced Energy does not maintain any plan for our named executives that provides for payment or other benefits at, following, or in connection with retirement other than the tax-qualified 401(k) plan, a defined contribution plan.

52	PRECISION | POWER | PERFORMANCE

2022 ANNUAL
PROXY STATEMENT

Non-Qualified Deferred Compensation

As described above, the Company did not maintain a non-qualified deferred compensation plan in 2021 but adopted one that became effective in 2022.

Potential Payments upon Termination or Change in Control

The following table describes the potential payments and benefits Messrs. Kelley, Oldham, McGimpsey, and Bernal Acebedo would be entitled to under the Company’s compensation and benefit plans and arrangements assuming their employment terminated on December 31, 2021, due to a change in control, an involuntary termination entitling them to severance, a voluntary termination, death, and disability.

			Change in
			Control
			Termination
			w/o Cause		General Severance for
			or for		Termination w/out					Long-
			Good Reason		Cause or for Good		Voluntary			Term
Name		Benefits	(1)(2)(3)		Reason		Termination	Death		Disability
Stephen Kelley		Prorated target bonus	$850,000	(4)	$—		—	$1,000,000	(11)	$120,000	(12)
		Severance	1,700,000	(5)	1,275,000	(6)	—	—		—
		Target Bonus	1,700,000	(7)	—		—	—		—
		Outplacement Services	15,000	(8)	15,000	(8)	—	—		—
		Continuation of benefits	56,252	(9)	37,501	(10)	—	—		—

Paul Oldham		Prorated target bonus	339,500	(4)	—		—	920,000	(11)	120,000	(12)
		Severance	727,500	(5)	485,000	(6)	—	—		—
		Target Bonus	509,250	(7)	—		—	—		—
		Outplacement Services	15,000	(8)	15,000	(8)	—	—		—
		Continuation of benefits	51,647	(9)	34,431	(10)	—	—		—

Thomas McGimpsey		Prorated target bonus	255,775	(4)	—		—	764,000	(11)	120,000	(12)
		Severance	590,250	(5)	393,500	(6)	—	—		—
		Target Bonus	383,662	(7)	—		—	—		—
		Outplacement Services	15,000	(8)	15,000	(8)	—	—		—
		Continuation of benefits	66,607	(9)	44,405	(10)	—	—		—

Eduardo Bernal Acebedo	(13)	Prorated target bonus	—		—		—	—		—
		Severance	—		32,142		—	—		—
		Target Bonus	—		—		—	—		—
		Outplacement Services	—		—		—	—		—
		Continuation of benefits	—		3,055		—	—		—

(1)	Pursuant to the Company’s Executive Change in Control and General Severance Agreement, “Cause” means any of the following: (I ) the Executive’s (A) conviction of a felony; (B) commission of any other material act or omission involving dishonesty or fraud with respect to the Company or any of its affiliates or any of the customers, vendors or suppliers of the Company or its affiliates; (C) misappropriation of material funds or assets of the Company for personal use; or (D) engagement in unlawful harassment or unlawful discrimination with respect to any employee of the Company or any of its subsidiaries;(ii) the Executive’s continued substantial and repeated neglect of his duties, after written notice thereof from Senior Management (or the Compensation Committee, if Executive is a member of Senior Management or a named executive officer of the Company), and such neglect has not been cured within 30 days after the Executive receives notice thereof from Senior Management (or the Compensation Committee, as applicable); (iii) the Executive’s gross negligence or willful misconduct in the performance of his duties hereunder

PRECISION | POWER | PERFORMANCE	53

2022 ANNUAL
PROXY STATEMENT

that is materially and demonstrably injurious to the Company (either singly or on a consolidated basis); or (iv) the Executive’s engaging in conduct constituting a breach of his written obligations to the Company or any subsidiary in respect of confidentiality and/or the use or ownership of proprietary information.
(2)	Pursuant to the Company’s Executive Change in Control and General Severance Agreement, “Good Reason” means any of the following: (i) a material reduction in the Executive’s duties, level of responsibility or authority, other than a change in title only without the Executive’s express written consent; or (ii) a material reduction in the Executive’s Base Salary, without (A) the Executive’s express written consent or (B) an increase in the Executive’s benefits, perquisites and/or guaranteed bonus, which increase(s) have a value reasonably equivalent to the reduction in Base Salary; or (iii) a material reduction in the Executive’s Target Bonus, without (A) the Executive’s express written consent or (B) a corresponding increase in the Executive’s Base Salary; or (iv) the relocation of the Executive’s principal place of business to a location more than thirty-five (35) miles from the Executive’s principal place of business immediately prior to the Change in Control, without the Executive’s express written consent; or (v) the Company’s (or its successor’s) material breach of this Agreement.

Notwithstanding the foregoing, the Executive will not be considered to have terminated for Good Reason unless (A) the Executive provides written notice to the Company of the circumstance(s) constituting the Good Reason event within 90 days following the initial existence of such event, (B) the Company fails to cure the Good Reason event within 30 days following its receipt of such notice, and (C) the Executive provides written notice to the Company of his Date of Termination.

(3)	As described above in the proxy statement under the heading “Change in Control and General Severance Agreements” in the Executive Compensation section and as described in the footnotes above, under the Executive Change in Control and General Severance Agreement, in the event of an executive’s termination without “Cause” or for “Good Reason” following an actual or during a pending change in control, all stock options, equity grants and other equity awards held by the executive so terminated become fully vested and exercisable. For further information regarding the executives’ long-term equity incentive compensation and awards (including options, grants and awards under the various long term incentive plans) please refer to the Executive Compensation section of the proxy statement. Such accelerated vesting of these stock options, equity grants and other equity awards could result in payouts to the executives in such circumstances.
(4)	Assumes December 31, 2021 termination date. Executive to receive a pro rata portion of target bonus.
(5)	CEO to receive a lump sum payment equal to two (2) times and each other named executive officer to receive a lump sum payment equal to one and a half (1.5) times his then current annual base salary.
(6)	CEO to receive a lump sum payment equal to one and a half (1.5) times and each other named executive officer to receive a lump sum payment equal to one (1.0) times his then current annual base salary.
(7)	CEO to receive a lump sum payment equal to two (2) times and each other named executive officer to receive a lump sum payment equal to one and a half (1.5) times his then current target bonus.
(8)	Executive may be reimbursed for up to $15,000 in outplacement services.
(9)	Executive to receive: (a) continuation of medical insurance for eighteen (18) months following the date of termination, and (b) an amount equal to the contributions that would have been made to the Company’s retirement plans on his behalf if he had continued to be employed for eighteen (18) months following the date of termination.
(10)	Executive to receive: (a) continuation of medical insurance for twelve (12) months following the date of termination, and (b) an amount equal to the contributions that would have been made to the Company’s retirement plans on his behalf if he had continued to be employed for twelve (12) months following the date of termination.
(11)	Executive to receive the proceeds of any life insurance policy carried by the Company with respect to the Executive. In addition to the life insurance death benefit shown in the table above, there is an additional policy for accidental death and dismemberment with a maximum benefit of $1,000,000.
(12)	Executive to receive annual payments under any long-term disability insurance policy carried by the Company with respect to the Executive.
(13)	Executive not covered by Company’s Executive Change in Control and General Severance Agreement. Severance is calculated in accordance with the terms and conditions of his employment agreement.

Policies and Procedures with Respect to Related Party Transactions

The Board is committed to upholding the highest legal and ethical standards of conduct in fulfilling its responsibilities and recognizes that transactions with the Company involving related parties can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is the policy of the Company to avoid related party transactions.

54	PRECISION | POWER | PERFORMANCE

2022 ANNUAL
PROXY STATEMENT

The Company’s policy in respect of related party transactions is evidenced in the charters and guidelines of the committees of the Board referenced in this proxy statement and the Codes of Ethical Conduct. The types of transactions covered by the policy are (1) those transactions described under FASB ASC Topic 850 or required to be disclosed in the Company’s financial statements or periodic filings with the SEC, (2) any monetary engagement between a Board member and the Company or an officer and the Company and (3) business or personal relationships between Board members. Any related party transaction that does arise must be reviewed and approved by the Audit and Finance Committee. All of the members of these committees are independent directors. Such committees, in determining whether to approve the transaction, review the facts and circumstances in respect of the transaction for conflicts of interest, any anticipated effect on a Board member’s independent decision-making or judgment in respect to matters affecting the Company, any anticipated effect on a Board member’s ability to commit sufficient time and attention to the Board and other standards deemed appropriate by the committee members in light of the particular transaction being reviewed.

In addition, the Audit and Finance Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest and adherence to the Company’s Codes of Ethical Conduct. Under the Codes of Ethical Conduct, directors, officers and all other members of the workforce are expected to avoid any relationships, influence or activity that would cause or even appear to cause a conflict of interest.

Certain Relationships and Related Transactions

Members of our Board of Directors hold various executive positions and serve as directors at other companies, including companies that are our customers. During the year ended December 31, 2021, we had sales totaling approximately $1,960,702 and no related accounts receivable from such customers on December 31, 2021. No member of the Board of Directors had a direct or indirect material interest in the transactions.

All transactions with these companies have been made in the ordinary course of business on arms-length terms, and the members of our Board of Directors have not personally participated in these transactions on behalf of these companies or Advanced Energy.

CONDUCT AND COMMUNICATIONS

Codes of Conduct and Ethics

Advanced Energy has adopted Codes of Ethical Conduct that apply to the Board of Directors and employees. These Codes of Ethical Conduct are available on our website at www.advancedenergy.com. Any waivers of, or amendments to, our Codes of Ethical Conduct will be posted on our website.

Communications with Directors

The Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member, or all members, of the Board of Directors electronically or by mail. Electronic communications should be addressed to boardmembers@aei.com. Mail may be sent to any director or the Board of Directors in care of Advanced Energy’s corporate office at 1595 Wynkoop St., Suite 800, Denver, CO 80202. All such communications will be forwarded to the full Board of Directors or to any individual director to whom the communication is addressed unless the communication is clearly of a marketing or inappropriate nature.

PRECISION | POWER | PERFORMANCE	55

2022 ANNUAL
PROXY STATEMENT

PROPOSALS OF STOCKHOLDERS

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement

To be considered for inclusion in next year’s proxy statement, stockholder proposals submitted in accordance with Rule 14a-8 under the Exchange Act must be received at our principal executive offices no later than the close of business on November 25, 2022. Proposals should be addressed to Corporate Secretary, Advanced Energy Industries, Inc., 1595 Wynkoop Street, Suite 800, Denver, Colorado 80202.

Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting

Our Amended and Restated By-laws require that any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under Rule 14a-8 under the Exchange Act but is instead sought to be presented directly at the 2023 Annual Meeting, must be received at our principal executive offices not earlier than the 90th day and not later than the close of business on the 60th day prior to the anniversary of the date of the Annual Meeting. As a result, proposals, including director nominations, submitted pursuant to our Amended and Restated By-Laws must be received no earlier than February 8, 2023 and no later than the close of business on March 10, 2023; provided, however, that in the event that the 2023 Annual Meeting is called for a date that is not within 30 days before or after the date of the Annual Meeting, notice by stockholders in order to be timely must be delivered not earlier than the close of business on the 90th day prior to the date of the 2023 Annual Meeting and not later than the 60th day prior to the date of the 2023 Annual Meeting. In the alternative, if the first public announcement of the date of the 2023 Annual Meeting is less than 70 days prior to the date of such annual meeting, notice by stockholders must be delivered no later than the 10th day following the day on which public announcement of the date of the 2023 Annual Meeting is first made by the Company in order to be timely. Proposals should be addressed to Corporate Secretary, Advanced Energy Industries, Inc., 1595 Wynkoop Street, Suite 800, Denver, Colorado 80202. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. Stockholders are advised to review the Amended and Restated By-laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. In addition to satisfying the foregoing requirements under our Amended and Restated By-laws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 10, 2023.

FORM 10-K

The Report on Form 10-K is included in the 2021 Annual Report to stockholders accompanying this proxy statement. You can request an additional copy of the 2021 Annual Report on Form 10-K by mailing a request to the Corporate Secretary of Advanced Energy at 1595 Wynkoop Street, Suite 800, Denver, Colorado 80202.

56	PRECISION | POWER | PERFORMANCE

2022 ANNUAL
PROXY STATEMENT

GENERAL MEETING MATTERS

The board of directors of Advanced Energy is making this solicitation for proxies. By delivering the enclosed proxy card by any of the methods described on the card, you will appoint each of Stephen D. Kelley, Paul R. Oldham, and Thomas O. McGimpsey as your agent and proxy to vote your shares of common stock at the meeting. In this proxy statement, “proxy holders” refers to Messrs. Kelley, Oldham and McGimpsey in their capacities as your agents and proxies.

Advanced Energy’s principal executive offices are located at 1595 Wynkoop Street, Suite 800, Denver, Colorado 80202. The telephone number is (970) 407-6626.

Record Date and Share Ownership

If you owned shares of Advanced Energy common stock in your name as of the close of business on March 16, 2022, you are entitled to vote on the proposals that are presented at the Annual Meeting. On that date, which is referred to as the “record date” for the meeting, 37,558,687 shares of Advanced Energy common stock were issued and outstanding and were held by approximately 271 stockholders of record, according to the records of American Stock Transfer & Trust Company, Advanced Energy’s transfer agent.

Voting Procedures

Each share of Advanced Energy common stock that you hold entitles you to one vote on each of the proposals that are presented at the Annual Meeting. Each stockholder entitled to vote at the Annual Meeting may cast his, her or its vote in person or by proxy. To vote in person, a stockholder should attend the Annual Meeting with a completed proxy or, alternatively, the Company will give you a ballot to complete upon arrival at the Annual Meeting. To vote by mail using a proxy card, a stockholder should mark, sign, date and mail the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. To vote by telephone, dial (866) 390-9955 using a touch-tone phone and follow the recorded instructions. To vote via the Internet, a stockholder must go to www.proxypush.com/aeis and complete an electronic proxy card.

The inspector of election will determine whether or not a quorum is present at the Annual Meeting. A quorum will be present at the Annual Meeting if a majority of the shares of common stock entitled to vote at the Annual Meeting are represented at the Annual Meeting, either by proxy or by the person who owns the shares. In the event there are not sufficient shares present for a quorum or to approve any proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies. Advanced Energy’s transfer agent will deliver a report to the inspector of election in advance of the Annual Meeting, tabulating the votes cast by proxies returned to the transfer agent. The inspector of election will tabulate the final vote count, including the votes cast in person and by proxy at the Annual Meeting.

If a broker holds your shares, this proxy statement and the enclosed proxy card have been sent to the broker. You may have received this proxy statement directly from your broker, together with instructions as to how to direct the broker concerning how to vote your shares. Under the rules for Nasdaq-listed companies, brokers cannot vote on certain matters without instructions from you. If you do not give your broker instructions or discretionary authority to vote your shares on such matters and your broker returns the proxy card without voting on a proposal, your shares will be recorded as “broker non-votes” with respect to the proposals on which the broker does not vote.

Broker non-votes and abstentions will be counted as present for purposes of determining whether a quorum is present. If a quorum is present, the directors referenced in Proposal 1 will be elected by a plurality of the votes present and Proposals 2 and 3 will be approved by a majority of the votes cast on such proposal. Broker non-votes and abstentions will have no effect on the outcome of Proposals 1, 2, and 3. Cumulative

PRECISION | POWER | PERFORMANCE	57

2022 ANNUAL
PROXY STATEMENT

voting shall not be allowed in the election of directors or any of the proposals being submitted to the stockholders at the Annual Meeting.

The following table reflects the vote required for each proposal and the effect of broker non-votes and abstentions on the vote, assuming a quorum is present at the Annual Meeting:

Proposal	Vote Required	Effect of Broker Non- Votes and Abstentions
Election of ten (10) directors	Plurality of votes present (by proxy or in person) - subject to the resignation policy described on Page 15	No effect

Ratification of the appointment of Ernst & Young LLP as Advanced Energy’s independent registered public accounting firm for 2022	Majority of the votes cast at the Annual Meeting (by proxy or in person)	No effect

Advisory approval of Advanced Energy’s compensation of its named executive officers	Majority of the votes cast at the Annual Meeting (by proxy or in person) - this is an advisory vote which is not binding on the Company	No effect

If any other proposals are properly presented to the stockholders at the Annual Meeting, the number of votes required for approval will depend on the nature of the proposal. Generally, under Delaware law and the Amended and Restated By-laws of Advanced Energy, the number of votes required to approve a proposal is a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote, excluding broker non-votes and abstentions. The proxy card provided herewith gives discretionary authority to the proxy holders to vote on any matter not included in this proxy statement that is properly presented to the stockholders at the Annual Meeting.

Costs of Solicitation

Advanced Energy will bear the costs of soliciting proxies in connection with the Annual Meeting. In addition to soliciting your proxy by this mailing, proxies may be solicited personally or by telephone or facsimile by some of Advanced Energy’s directors, officers and employees, without additional compensation. We may reimburse our transfer agent, American Stock Transfer & Trust Company, our proxy agent, Mediant Communications, brokerage firms and other persons representing beneficial owners of Advanced Energy common stock for their expenses in sending proxies to the beneficial owners. We do not currently intend to retain a professional solicitor to assist in the solicitation of proxies, however, we may later elect to do so.

Delivery and Revocability of Proxies

In addition to the ability of our record stockholders to vote in person at the Annual Meeting, you may vote your shares either by (i) marking the enclosed proxy card and mailing it in the enclosed postage prepaid envelope, (ii) voting online at www.proxypush.com/aeis, or (iii) voting by telephone at (866) 390-9955. If you mail your proxy, please allow sufficient time for it to be received in advance of the Annual Meeting.

If you deliver your proxy and change your mind before the Annual Meeting, you may revoke your proxy by delivering notice to our Corporate Secretary at Advanced Energy Industries, Inc., 1595 Wynkoop Street, Suite

58	PRECISION | POWER | PERFORMANCE

2022 ANNUAL
PROXY STATEMENT

800, Denver, Colorado 80202, stating that you wish to revoke your proxy or by delivering another proxy with a later date. You may vote your shares by attending the Annual Meeting in person but, if you have delivered a proxy before the Annual Meeting, you must revoke it before the Annual Meeting begins. Attending the Annual Meeting will not automatically revoke your previously delivered proxy.

Delivery of Documents to Stockholders Sharing an Address

If two or more stockholders share an address, Advanced Energy may send a single copy of this proxy statement and other soliciting materials, as well as the 2021 Annual Report to stockholders, to the shared address, unless Advanced Energy has received contrary instructions from one or more of the stockholders sharing the address. If a single copy has been sent to multiple stockholders at a shared address, Advanced Energy will deliver a separate proxy card for each stockholder entitled to vote. Additionally, Advanced Energy will send an additional copy of this proxy statement, other soliciting materials and the 2021 Annual Report to stockholders, promptly upon oral or written request by any stockholder to Investor Relations, Advanced Energy Industries, Inc., 1595 Wynkoop Street, Suite 800, Denver, Colorado 80202; telephone number (970) 407-6626. If any stockholders sharing an address receive multiple copies of this proxy statement, other soliciting materials and the 2021 Annual Report to stockholders and would prefer in the future to receive only one copy, such stockholders may make such request to Investor Relations at the same address or telephone number.

Special Note Regarding Forward-Looking Statements

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our environmental and social goals, commitments, and strategies. These statements involve risks and uncertainties. Actual results could differ materially from any future results expressed or implied by the forward-looking statements for a variety of reasons, including due to the risks and uncertainties that are discussed in our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. We assume no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Representation at the Annual Meeting

It is important that your stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope that has been enclosed or vote your shares by telephone or Internet as described on the proxy card. Instructions as to how to deliver your proxy are included in this proxy statement under the section entitled “Delivery and Revocability of Proxies” on page 58 and on the enclosed proxy card.

THE BOARD OF DIRECTORS

Dated March 17, 2022

Denver, Colorado

PRECISION | POWER | PERFORMANCE	59

2022 ANNUAL
PROXY STATEMENT

APPENDIX A - Reconciliation of Non-GAAP Measures used in CD&A¹

Revenue
	2019		2020	2021
GAAP Revenue	$789	*	$1,416	$1,456

*Artesyn revenue of $220 was excluded in 2019 to arrive at adjusted revenue of $569 for variable compensation calculations.

Operating Income from Continuing Operations
	2019		2020	2021
GAAP Operating Income	$54		$176	$152
Add backs:
Stock Based Compensation	7		12	16
Impact of acquisitions, net of related one-time costs	2		16	10
Facility transition and relocation costs	5		7	6
Amortization of intangible assets	12		20	22
Restructuring charges	5		13	5
Non-GAAP Operating Income	$85	(1)	$244	$211

Net Income & EPS
	2019	2020	2021
Income from continuing operations, less noncontrolling interest, net of income taxes	$56	$135	$135
Add backs:
Amortization of intangible assets	12	20	22
Stock-based compensation	7	12	16
Acquisition-related costs	20	16	10
Facility transition and relocation costs	5	7	6
Restructuring charges	5	13	5
Nonrecurring tax (benefit) associated with inverter business	(14)	—	—
Unrealized foreign currency (gain) loss	—	8	(4)
Acquisition-related and other costs included in other income (expense), net	—	1	(2)
Tax cuts and Jobs Act impact	—	—
Tax effect of Non-GAAP adjustments	3	(11)	(5)
Non-GAAP income, net of income taxes	$94	$201	$183

Diluted earnings per share from continuing operations, as reported	$1.47	$3.51	$3.51
Add backs:
Per share impact of Non-GAAP adjustments, net of taxes	$0.97	$1.72	$1.27
Non-GAAP per share earnings	$2.44	$5.23	$4.78

60	PRECISION | POWER | PERFORMANCE

2022 ANNUAL
PROXY STATEMENT

Operational Cash Flow
	2019		2020		2021
Net cash provided by operating activities from continuing operations	$48		$202		$141
Add backs to operating profit (Acquisitions, other income, taxes)	26		41		17
Non-GAAP adjustment	19		66		14
Depreciation	(10)		(28)		(31)
Other items excluded from operational cash	(4)		(7)		5
Adjustment to change in operating assets and liabilities	13		(56)		12
Operational Cash*	$92	(1)	$218	**	$158

*	For variable compensation programs operational cash is defined as Non-GAAP operating profit less changes in Net Working Capital (Changes in A/R; Inventory and A/P).
**	2020 is shown for reference but was excluded from the variable compensation calculations for the Company’s Short Term Incentive Program.
(1)	Non-GAAP Operating Income, Net Income and Operational Cash exclude Artesyn in 2019.

PRECISION | POWER | PERFORMANCE	61

P.O. BOX 8016, CARY, NC 27512-9903	YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET Go To: www.proxypush.com/AEIS • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote
PHONE Call 1-866-390-9955 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions
MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

Advanced Energy Industries, Inc.
Annual Meeting of Stockholders
For Stockholders of record as of March 16, 2022

TIME:           Monday, May 9, 2022, 9:00 AM, Mountain Daylight Time

PLACE:       1595 Wynkoop Street, Suite 800

Denver, CO 80202

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Stephen D. Kelley, Paul Oldham and Thomas O. McGimpsey (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Advanced Energy Industries, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Advanced Energy Industries, Inc.

Annual Meeting of Stockholders

Please make your marks like this:	X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

1. Election of ten (10) Directors	FOR	WITHHOLD

1.01 GRANT H. BEARD	☐	☐		FOR

1.02 FREDERICK A. BALL	☐	☐		FOR

1.03 ANNE T. DELSANTO	☐	☐		FOR

1.04 TINA M. DONIKOWSKI	☐	☐		FOR

1.05 RONALD C. FOSTER	☐	☐		FOR

1.06 EDWARD C. GRADY	☐	☐		FOR

1.07 STEPHEN D. KELLEY	☐	☐		FOR

1.08 LANESHA T. MINNIX	☐	☐		FOR

1.09 DAVID W. REED	☐	☐		FOR

1.10 JOHN A. ROUSH	☐	☐		FOR

	FOR	AGAINST	ABSTAIN
2. Ratification of the appointment of Ernst & Young LLP as Advanced Energy's independent registered public accounting firm for 2022	☐	☐	☐	FOR

3. Advisory approval on the compensation of our named executive officers	☐	☐	☐	FOR

4. Note: In their discretion, upon such other matters of business properly brought before the Annual Meeting.

☐ Check here if you would like to attend the meeting in person.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date	Signature (if held jointly) Date